Exhibit 4.1

ECHOSTAR CORPORATION,

as the Company

AND EACH OF THE GUARANTORS PARTY HERETO

6.75% SENIOR SPECTRUM SECURED EXCHANGE NOTES DUE 2030

ECHOSTAR EXCHANGE NOTES INDENTURE

Dated as of November ____, 2024

The Bank of New York Mellon Trust Company, N.A.,

as Trustee and Collateral Agent

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
311(a)	7.11
(b)	7.11
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	11.04
(b)(2)	7.06; 7.07
(c)	7.06; 11.04; 13.02
(d)	7.06
314(a)	4.03; 13.02; 13.05
(b)	11.03
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	11.04; 13.04; 13.05
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 13.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	N.A.
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	N.A.
(b)	N.A.
(c)	13.01

N.A. means not applicable.

*	This Cross Reference Table is not part of the EchoStar Exchange Notes Indenture.

(i)

(ii)

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF SUPPLEMENTAL INDENTURE
Exhibit C	FORM OF FIRST LIEN INTERCREDITOR AGREEMENT
Exhibit D	FORM OF FIRST LIEN / SECOND LIEN INTERCREDITOR AGREEMENT

(iii)

ECHOSTAR EXCHANGE NOTES INDENTURE dated as of November ___, 2024, among EchoStar Corporation, a Nevada corporation, the Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent.

The Company (as defined below), the Guarantors and the Trustee (as defined below) and Collateral Agent (as defined below) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 6.75% Senior Spectrum Secured Exchange Notes due 2030 (the “EchoStar Exchange Notes”):

Article I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01      Definitions. “Additional Notes” means additional EchoStar Exchange Notes issued from time to time under this EchoStar Exchange Notes Indenture in accordance with Section 2.02, Section 2.08, Section 2.13 and Section 4.08 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” or “controlled by”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means the greater of (A) 1.0% of the principal amount of the EchoStar Exchange Notes and (B) on any redemption date, the excess (to the extent positive) of: (a) the present value at such redemption date of (i) the redemption price of the EchoStar Exchange Notes at November 30, 2026 (such redemption price (expressed in percentage of principal amount) being set forth in the table under Section 3.07(b) (excluding accrued but unpaid (or not yet capitalized in the case of PIK Interest) interest, if any)), plus (ii) all required interest payments due on the EchoStar Exchange Notes to and including such date set forth in clause (i) (excluding accrued but unpaid (or not yet capitalized in the case of PIK Interest) interest, if any), computed upon the redemption date using a discount rate equal to the Applicable Treasury Rate at such redemption date plus 50 basis points; over (b) the outstanding principal amount of the EchoStar Exchange Notes. In each case, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate. The Trustee shall have no duty to calculate or verify the calculations of the Applicable Premium.

“Applicable Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to November 30, 2026; provided, however, that if the period from the redemption date to November 30, 2026 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Appraised Value” means, as of any date of determination, the aggregate fair market value (without duplication) of the applicable assets on such date as certified in one or more written appraisals as of a date no more than 90 days prior to such, each conducted by an Independent Appraiser as determined pursuant to the final paragraph of this definition. Whenever there is a reference to “Appraised Value” or any ratio or basket that is dependent upon the determination of the “Appraised Value” in this EchoStar Exchange Notes Indenture, the fair market value of the applicable assets shall be determined pursuant to the methodology described in the succeeding paragraph.

1

The Company may, at any time, require an update to the Appraised Value of the applicable assets by delivering written notice to the Holders of its exercise of this option. Within 30 days following the date of such notice (the “Appraisal Notice Date”), the Holders of a majority in the aggregate principal amount of the EchoStar Exchange Notes (the “Required Holders”), on the one hand, and the Company, on the other, shall each appoint an Independent Appraiser (each an “Initial Appraiser”) to determine the aggregate Appraised Value of the Collateral with such determination to be made no later than 60 days of the Appraisal Notice Date. If (i) the variance in the aggregate Appraised Values of the Collateral as determined by each of the Initial Appraisers is such that the lesser of the two aggregate Appraised Values of the Collateral is at least 75% of the higher of the two aggregate Appraised Values of the Collateral, the Appraised Values of the Collateral shall be the average of the two values determined by the Initial Appraisers; or (ii) if the foregoing clause (i) does not apply, either the Company or the Required Holders shall have the right to request the appointment of a third Independent Appraiser. In such case, the Initial Appraisers shall appoint another Independent Appraiser (the “Third Appraiser”) to determine the aggregate Appraised Value of the Collateral with such determination to be made no later than 90 days of the Appraisal Notice Date, and the aggregate the Appraised Value of the Collateral shall be the average of the three values determined by the Initial Appraisers and the Third Appraiser. If (i) either the Required Holders or the Company shall fail to appoint an Independent Appraiser who delivers an updated Appraised Value of the Collateral within the deadline specified above, the aggregate Appraised Value of the Collateral shall be as determined by Independent Appraiser that has delivered an updated Appraised Value of the Collateral within such timeline and (ii) a Third Appraiser has not appointed and delivered an updated Appraised Value within the deadline specified above, the Appraised Value of the Collateral shall be as determined pursuant to clause (i) of the preceding sentence. Any appointment by the Required Holders referred to above shall be subject to the applicable provisions of this EchoStar Exchange Notes Indenture. By acceptance of their EchoStar Exchange Notes under this EchoStar Exchange Notes Indenture, the holders hereby agree that any of the deadlines set forth in this definition shall be automatically extended to the extent made necessary due to the failure of the Company to provide any information or cooperation reasonably requested by any applicable appraiser, and in the event of such extension no Indebtedness or Asset Sale requiring a determination of Appraised Value shall be made until the Appraised Value is determined in accordance with the foregoing, and no further action shall be necessary to effect such extension.

“Authorized Representative” means the agent or representative acting on behalf of holders of any First Lien Indebtedness or Second Lien Indebtedness, as applicable.

“AWS-3 Spectrum” means any FCC AWS-3 wireless spectrum license held by the Spectrum Assets Guarantors.

“AWS-4 Spectrum” means any FCC AWS-4 wireless spectrum license held by the Spectrum Assets Guarantors.

“Bankruptcy Code” means title 11, United States Code, 11 U.S.C. §§ 101 et seq. (as amended, modified, or supplemented from time to time).

“Bankruptcy Law” means the Bankruptcy Code or any similar federal or state law for the relief of debtors, or affecting creditors’ rights generally.

“Board of Directors” means:

(i)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(ii)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(iii)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(iv)	with respect to any other Person, the board or committee of such Person serving a similar function.

2

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York, New York.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.

“Cash Equivalents” means: (a) United States dollars; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than two years from the date of acquisition; (c) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper rated P-2, A-2 or better or the equivalent thereof by Moody’s or S&P, respectively, and in each case maturing within 12 months after the date of acquisition; and (f) money market funds offered by any domestic commercial or investment bank having capital and surplus in excess of $500 million at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.

“Change of Control” means: (a) any transaction or series of related transactions the result of which is that any Person (other than the Principal or a Related Party) individually owns more than 50% of the total Voting Stock of the Company, measured by voting power rather than the number of shares or more than 50% of the economic interests represented by the outstanding Capital Stock of the Company; (b) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of EchoStar and its Subsidiaries, taken as a whole, to any person; or (c) the establishment of one or more holding companies for the purpose of owning, directly or indirectly, a majority or more of the Capital Stock of the Company either by voting power or economic interest.

“Change of Control Event” means the occurrence of a Change of Control and a Rating Decline.

“Collateral” means (1) any Spectrum Assets held by the Spectrum Assets Guarantors and other assets owned by such Spectrum Assets Guarantors subject, or purported to be subject, from time to time, to a Lien under any Security Document, (2) the proceeds of any Spectrum Assets, (3) any Replacement Collateral, (4) any Equity Interests in any Spectrum Assets Guarantor held by an Equity Pledge Guarantor and all related assets owned by such Equity Pledge Guarantor subject, or purported to be subject to, a Lien under any Security Document and (5) any assets on which a Guarantor is required to grant a Lien pursuant to Section 4.08(a)(4), Section 4.15 and Section 4.18 hereof, and any proceeds of the foregoing.

“Collateral Agent” means The Bank of New York Mellon Trust Company, N.A., in its capacity as collateral agent until a successor replaces it in accordance with the applicable provisions of this EchoStar Exchange Notes Indenture in such capacity and thereafter means the successor serving hereunder.

“Company” means EchoStar Corporation and any and all successors thereto.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Covered Debt Amount” means, on any date of determination, the sum of (without duplication) (i) the aggregate outstanding principal amount of Indebtedness incurred by the Guarantors, determined on a consolidated basis, as shown on the Company’s most recently available internal balance sheet and (ii) with respect to any Indebtedness in clause (i), the maximum amount of interest payable-in-kind that may be added to principal of such Indebtedness under its terms and the maximum amount of accreted value that may be added to such Indebtedness under its terms if issued at a discount, after giving pro forma effect to (x) any Indebtedness that has been incurred by the Guarantors on or after the date of such balance sheet, including on such date of determination, and the use of proceeds thereof and (y) any Indebtedness of the Guarantors that has been repaid (including by redemption, repayment, retirement or extinguishment) on or after the date of such balance sheet, including on such date of determination.

3

“Custodian” means the Trustee, as custodian for The Depository Trust Company with respect to the Global Notes, or any successor entity thereto.

“DDBS” means collectively DISH DBS Corporation (or any successor in interest thereto) and its subsidiaries.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the EchoStar Exchange Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the EchoStar Exchange Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this EchoStar Exchange Notes Indenture.

“Disinterested Director” means a member of the Company’s Board of Directors who is not a director, officer or employee of the Company’s controlled Affiliates.

“EchoStar Exchange Notes” has the meaning assigned to it in the preamble to this EchoStar Exchange Notes Indenture.

“EchoStar Exchange Notes Documents” means this EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes, the Notes Guarantees and the Security Documents.

“EchoStar Exchange Notes Indenture” means this EchoStar Exchange Notes Indenture, as amended or supplemented from time to time.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (including any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Pledge Agreement” means the Equity Pledge Agreement dated as of the Issue Date, between the Equity Pledge Guarantors and the Collateral Agent, as amended, restated, modified, supplemented, extended or replaced from time to time.

“Equity Pledge Guarantors” means any of the Company’s Subsidiaries that on or after the Issue Date directly own any Equity Interests in any Spectrum Assets Guarantors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“fair market value” means the value that would be paid by a willing buyer to an unaffiliated willing seller.

“FCC” means the Federal Communications Commission, including without limitation a bureau or division thereof acting under delegated authority, and any substitute or successor agency.

“FCC Licenses” means licenses, authorizations and permits for wireless terrestrial service, including without limitation commercial mobile service, issued from time to time by the FCC.

“First Lien Covered Debt Amount” means, on any date of determination, the sum of (without duplication) (i) the aggregate outstanding principal amount of the EchoStar Exchange Notes, (ii) the aggregate outstanding principal amount of any other First Lien Indebtedness, determined on a consolidated basis, as shown on the Company’s most recently available internal balance sheet and (iii) with respect to any Indebtedness in clauses (i) and (ii) the maximum amount of interest payable-in-kind that may be added to principal of such Indebtedness under its terms and the maximum amount of accreted value that may be added to such Indebtedness under its terms if issued at a discount after giving pro forma effect to (x) any First Lien Indebtedness has been incurred on or after the date of such balance sheet, including on such date of determination, and the use of proceeds thereof and (y) any First Lien Indebtedness that has been repaid (including by redemption, repayment, retirement or extinguishment) on or after the date of such balance sheet, including on such date of determination.

4

“First Lien Indebtedness” means the EchoStar Exchange Notes, the New Senior Spectrum Secured Notes and the New Senior Spectrum Secured Convertible Notes and any Indebtedness incurred pursuant to Section 4.08(a)(2) hereof for which the applicable Authorized Representative shall have entered into the First Lien Intercreditor Agreement as a First Lien Representative.

“First Lien Intercreditor Agreement” means, a First Lien Intercreditor Agreement substantially in the form of Exhibit C attached to this EchoStar Exchange Notes Indenture among the grantors named therein, the Collateral Agent and the representatives for purposes thereof for Holders of one or more classes of First Lien Obligations.

“First Lien LTV Ratio” means, on any date of determination, the ratio of (a) the First Lien Covered Debt Amount to (b) the aggregate Appraised Value of the Collateral, without duplication.

“First Lien Obligations” means any first priority obligations permitted to be incurred under this EchoStar Exchange Notes Indenture in respect of any First Lien Indebtedness.

“First Lien Representative” means an Authorized Representative for the holders of such First Lien Indebtedness.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination as in effect at any time and from time to time.

“Global Note Legend” means the legend set forth in Section 2.06(e) hereof, which is required to be placed on all Global Notes issued under this EchoStar Exchange Notes Indenture.

“Global Notes” means, individually and collectively, each of the EchoStar Exchange Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Article II hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any liability.

“Guarantor” means any entity that executes a Notes Guarantee of the obligations of the Company under this EchoStar Exchange Notes Indenture and the EchoStar Exchange Notes, and their respective successors and assigns, including the Spectrum Assets Guarantors and the Equity Pledge Guarantors.

“Holder” means a Person in whose name an EchoStar Exchange Note is registered.

“HSSC” means collectively Hughes Satellite Systems Corporation (or any successor in interest thereto) and its subsidiaries.

5

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes (including, for the avoidance of doubt, any convertible notes), debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), (iii) representing the balance deferred and unpaid of the purchase price of any property (including pursuant to finance leases), (iv) representing any hedging obligations, or (v) in each case except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than hedging obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any disqualified stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any preferred equity interests (but excluding, in each case, any accrued dividends) as well as the guarantee of items that would be included within this definition.

“Independent Appraiser” means any Person that (a) is a firm of U.S. national or international standing engaged in the business of appraising FCC Licenses (as determined by the Company in good faith) or (b) if no such person described in clause (a) above is at such time generally providing appraisals of FCC Licenses (as determined by the Company in good faith) then, an independent investment banking firm of U.S. national or international standing qualified to perform such appraisal (as determined by the Company in good faith).

“Initial Notes” means the EchoStar Exchange Notes issued under this EchoStar Exchange Notes Indenture on the date hereof.

“Intercompany Loan” means an intercompany loan between the Company or any of the Guarantors and DDBS and/or HSSC, as applicable, as contemplated by Section 4.16(i).

“Intercreditor Agreement” means a First Lien Intercreditor Agreement or a Second Lien Intercreditor Agreement as the context requires.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Issue Date” means the first date on which any EchoStar Exchange Notes are issued under this EchoStar Exchange Notes Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

“LTV Ratio” means, on any date of determination, the ratio of (a) the Covered Debt Amount to (b) the aggregate Appraised Value of the Collateral, plus any cash pledged as Collateral pursuant to Section 4.18.

“MHz-POPs” means with respect to any FCC License the number of megahertz of wireless spectrum covered by such FCC License multiplied by the population in the geographic area covered by such FCC License.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation.

6

“Net Proceeds” means the aggregate cash proceeds (including insurance or litigation proceeds) received in respect of any sale, lease, assignment, transfer, conveyance or other disposition pursuant to Section 4.09(a)(1) net of the direct costs relating to such sale, lease, assignment, transfer, conveyance or other disposition (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and any reserve for adjustment in respect of the sale price of such asset or assets; provided that Net Proceeds shall exclude Specified Net Proceeds.

“New Senior Spectrum Secured Convertible Notes” means the 3.875% Senior Secured Convertible Notes due 2030, issued by the Company on the Issue Date, together with any New Senior Spectrum Secured Convertible Notes issued after the Issue Date as PIK Notes (as defined in the New Senior Spectrum Secured Convertible Notes Indenture) under the New Senior Spectrum Secured Convertible Notes Indenture.

“New Senior Spectrum Secured Convertible Notes Indenture” means the indenture relating to the New Senior Spectrum Secured Convertible Notes.

“New Senior Spectrum Secured Notes” means the 10.75% Senior Secured Notes due 2029, to be issued by the Company on the Issue Date.

“New Senior Spectrum Secured Notes Indenture” means the indenture relating to the New Senior Spectrum Secured Notes.

“Notes Guarantee” means a guarantee by a Guarantor of the Company’s obligations under this EchoStar Exchange Notes Indenture and the EchoStar Exchange Notes.

“Notes Obligations” means the Obligations in respect of the EchoStar Exchange Notes, the EchoStar Exchange Notes Indenture, the Notes Guarantees, the Security Documents and the other EchoStar Exchange Notes Documents.

“Obligations” means any principal, interest (including post-petition interest, fees and expenses accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Guarantor whether or not a claim for post-petition interest, fees and expenses is allowed in such proceedings), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.04 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.04 hereof; provided the counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

7

“Permitted Asset Swap” means a transfer of Collateral by a Guarantor in exchange for, or other acquisition of, Spectrum Assets or Capital Stock of a Person that becomes a wholly owned Subsidiary of a Guarantor and the principal assets of which are Spectrum Assets and other assets reasonably necessary to maintain the ownership thereof (the “Replacement Collateral”); provided that (i) the Guarantor transferring such Collateral (the “Transferred Assets”) shall (x) subject to the further proviso below, acquire assets that constitute Replacement Collateral that have an Appraised Value at least equal to the Appraised Value of the Transferred Assets sold, transferred, or otherwise disposed of, (y) execute any and all documents, financing statements, agreements and instruments, and taken all further action that may be required under applicable law (to the extent required under the EchoStar Exchange Notes Indenture and/or the Security Documents), to grant and perfect a first-priority Liens in such Replacement Collateral for the benefit of the Holders; and (ii) a Permitted Asset Swap of Collateral comprising Band 66 AWS-3 Spectrum shall only be made if the applicable Replacement Collateral comprises Band 66 AWS-3 Spectrum; provided, further, that (X) if the Appraised Value of Transferred Assets comprising Band 66 AWS-3 Spectrum is greater than the Appraised Value of the Replacement Collateral (a “Collateral Deficit”), the Company or another Guarantor may contribute Replacement Cash to the Guarantor (provided that any such cash shall be held in a deposit account established by the Company subject to the sole dominion and control of the Collateral Agent with respect to which the Company shall not have withdrawal rights prior to the repayment in full of the EchoStar Exchange Notes pursuant to a customary account control agreement, reasonably satisfactory to the Collateral Agent, that will provide, among other things, the cash in such account shall not be invested and need not accrue any interest) receiving such Replacement Collateral (which, for the avoidance of doubt, will satisfy the requirements of clause (i)(x) above); and (Y) the aggregate Appraised Value of Transferred Assets that may be subject to Permitted Asset Swaps following the Issue Date shall not exceed $5.0 billion (with the value of such Collateral being determined pursuant to the definition “Appraised Value” at the time of consummation thereof without giving any effect to subsequent changes in value of the applicable assets).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal” means Charles W. Ergen.

“Rating Agency” or “Rating Agencies” means:

(i)	S&P;

(ii)	Moody’s; or

(iii)	if S&P or Moody’s or both shall not make a rating of the EchoStar Exchange Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Rating Decline” means the occurrence on any date beginning on the date of the public notice by the Company or another Person seeking to effect a Change of Control of an arrangement that, in the Company good-faith judgment, is expected to result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control or abandonment of the applicable Change of Control transaction (which period shall be extended so long as the rating of the EchoStar Exchange Notes is under publicly announced consideration for possible downgrade by any Rating Agency) of a decline in the rating of the EchoStar Exchange Notes by either Rating Agency by at least one notch in the gradation of the rating scale (e.g., + or - for S&P or 1, 2 and 3 for Moody’s) from such Rating Agency’s rating of the EchoStar Exchange Notes; provided that such Rating Agency has confirmed that such decrease of rating is solely as a result of the Change of Control.

“Related Party” means, with respect to the Principal, (a) the spouse and each immediate family member of the Principal and (b) each trust, corporation, partnership or other entity of which the Principal beneficially holds an 80% or more controlling interest.

“Replacement Cash” means, with respect to any Asset Sale involving Band 66 AWS-3 Spectrum, an amount of cash and Cash Equivalents equal to the applicable Collateral Deficit.

8

“Required Amount” means, with respect to any Net Proceeds and Specified Net Proceeds, an amount equal to (x) the sum of (i) 37.5% of all Net Proceeds from Asset Sales consummated following the Issue Date and (ii) 75% of all Specified Net Proceeds from Asset Sales consummated following the Issue Date less (y) the aggregate amount of all Net Proceeds and Specified Net Proceeds previously applied in accordance with the second paragraph of the covenant set forth under the caption set forth in Section 4.09 hereof.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Administration office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any such officer and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Retail Wireless Business” means the provision of prepaid and postpaid wireless communications, data and other services to subscribers, whether or not utilizing wireless spectrum licenses, including as a mobile virtual network operator.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“SEC” means the United States Securities and Exchange Commission.

“Second Lien Indebtedness” means any Indebtedness incurred pursuant to Section 4.08(a)(3) hereof for which the Authorized Representative shall have entered into the Second Lien Intercreditor Agreement as a Second Lien Representative.

“Securities Act” means the Securities Act of 1933, as amended.

“Second Lien Intercreditor Agreement” means a Second Lien Intercreditor Agreement substantially in the form of Exhibit D attached to this EchoStar Exchange Notes Indenture among the grantors named therein, the Collateral Agent and the representatives for purposes thereof for holders of one or more classes of Junior Lien Obligations (as defined in the Second Lien Intercreditor Agreement) having a Lien on the Collateral ranking junior to the Lien securing the obligations under this EchoStar Exchange Notes Indenture.

“Second Lien Representative” means an Authorized Representative for the holders of Second Lien Indebtedness.

“Security Agreement” means the security agreement dated as of the Issue Date, among the Spectrum Assets Guarantors, the Equity Pledge Guarantors and the Collateral Agent, as amended, restated, modified, supplemented, extended or replaced from time to time.

“Security Documents” means the Equity Pledge Agreement, the Security Agreement, each Intercreditor Agreement, and all other pledge agreements, security agreements, deeds of trust, deeds to secure debt, pledges, collateral assignments and other agreements or instruments evidencing or creating any security interest or Lien in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the Holders in any or all of the Collateral.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation as in effect on the date of this EchoStar Exchange Notes Indenture.

“Specified Net Proceeds” means the aggregate cash proceeds (including insurance or litigation proceeds) on account of, or in respect of, sale, lease, assignment, transfer, conveyance or other disposition of any Collateral comprising AWS-3 Spectrum pursuant to Section 4.09(a)(1), net of the direct costs relating to such sale, lease, assignment, transfer, conveyance or other disposition of AWS-3 Spectrum (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions) and any reserve for adjustment in respect of the sale price of such asset or assets.

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“Spectrum Assets” means any (i) FCC Licenses with respect to AWS-3 Spectrum and AWS-4 Spectrum, including the proceeds for Band 66 and Band 70 of AWS-3 Spectrum and AWS-4 Spectrum held by the Spectrum Assets Guarantors and (ii) the proceeds thereof, in each case until any such FCC License no longer constitutes Collateral pursuant to the provisions of this EchoStar Exchange Notes Indenture and the Security Documents.

“Spectrum Assets Guarantors” means any of the Company’s Subsidiaries that on or after the Issue Date hold any Spectrum Assets.

“Spectrum Joint Venture” means bona fide joint venture between Company and/or the Guarantors with an unaffiliated third party; provided however that the Principal, any Related Party and any employees or management of the Company or any of its Subsidiaries shall not hold any direct or indirect Equity Interest in such Spectrum Joint Venture other than indirectly through their ownership of Equity Interests of the Company.

“Spectrum Value Debt Cap” means $13.0 billion; provided that following the date that is two years after the Issue Date, the Company may, at its option, update the aggregate Appraised Value of the Collateral pursuant to the definition of “Appraised Value,” and, thereafter, “Spectrum Value Debt Cap” shall mean the lesser of (x) the greater of (i) the updated aggregate Appraised Value of the Collateral multiplied by 0.375 and (ii) $13.0 billion, and (y) $15.0 billion.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); provided, notwithstanding anything to the contrary herein, any Guarantor shall in all events be deemed a Subsidiary of the Company hereunder and subject to the same covenant, undertakings and obligations as if it were a Subsidiary of the Company.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§77aaa-77bbbb).

“Trustee” means The Bank of New York Mellon Trust Company, N.A. until a successor replaces it in accordance with the applicable provisions of this EchoStar Exchange Notes Indenture and thereafter means the successor serving hereunder.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“Voting Stock” of any Person as of any date means the Equity Interests of such Person that is at the time entitled to vote in the election of the Board of Directors of such person.

Section 1.02      Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.10
“Asset Sale”	4.09
“Authentication Order”	2.02
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01

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Term	Defined in Section
“Forfeiture Date”	4.18
“incur”	4.08
“Initial Appraisal”	4.18
“Legal Defeasance”	8.02
“Paying Agent”	2.03
“Payment Default”	6.01
“PIK Interest”	2.13
“PIK Payment”	2.13
“Registrar”	2.03
“Replacement Collateral”	4.09
“Restricted Payments”	4.07
“Special Partial Mandatory Redemption Event”	4.18
“Special Mandatory Redemption Date”	4.18
“Transferred Assets”	4.09

Section 1.03      Incorporation by Reference of Trust Indenture Act. Whenever this EchoStar Exchange Notes Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this EchoStar Exchange Notes Indenture.

The following TIA terms used in this EchoStar Exchange Notes Indenture have the following meanings:

1.	“indenture securities” means the EchoStar Exchange Notes;

2.	“indenture security holder” means a Holder of an EchoStar Exchange Note;

3.	“indenture to be qualified” means this EchoStar Exchange Notes Indenture;

4.	“indenture trustee” or “institutional trustee” means the Trustee; and

5.	“obligor” on the EchoStar Exchange Notes and the Notes Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the EchoStar Exchange Notes and the Notes Guarantees, respectively.

All other terms used in this EchoStar Exchange Notes Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04      Rules of Construction. Unless the context otherwise requires:

1.	a term has the meaning assigned to it;

2.	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

3.	“or” is not exclusive;

4.	words in the singular include the plural, and in the plural include the singular;

5.	“will” shall be interpreted to express a command;

6.	provisions apply to successive events and transactions;

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7.	references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

8.	for the purposes of this EchoStar Exchange Notes Indenture, references to “aggregate principal amount” of any EchoStar Exchange Note includes any increase in the principal amount of that EchoStar Exchange Note as a result of a payment of PIK Interest.

Article II
THE EchoStar Exchange NOTES

Section 2.01      Form and Dating.

(a)	General. EchoStar Exchange Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). The EchoStar Exchange Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each EchoStar Exchange Note will be dated the date of its authentication. The EchoStar Exchange Notes shall be in denominations of $1,000 and integral multiples of $1.00 in excess thereof. Apart from Global Notes issued to pay PIK Interest, notes in denominations of less than $1,000 will not be available.

The terms and provisions contained in the EchoStar Exchange Notes will constitute, and are hereby expressly made, a part of this EchoStar Exchange Notes Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of the EchoStar Exchange Notes, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any EchoStar Exchange Note conflicts with the express provisions of this EchoStar Exchange Notes Indenture, the provisions of this EchoStar Exchange Notes Indenture shall govern and be controlling.

(b)	Global Notes. Each Global Note will represent such of the outstanding EchoStar Exchange Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding EchoStar Exchange Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding EchoStar Exchange Notes represented thereby may from time to time be increased or decreased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding EchoStar Exchange Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)	Additional Notes. This EchoStar Exchange Notes Indenture is unlimited in aggregate principal amount. The Company may, subject to applicable law and this EchoStar Exchange Notes Indenture, including in compliance with Section 4.07 (Incurrence of Indebtedness) issue an unlimited principal amount of Additional Notes. The EchoStar Exchange Notes and, if issued, any Additional Notes, are treated as a single class for all purposes under this EchoStar Exchange Notes Indenture, including, without limitation, with respect to waivers, amendments, redemptions and offers to purchase, except as otherwise provided for herein. With respect to EchoStar Exchange Notes represented by one or more global notes registered in the name of, or held by, DTC or its nominee on the relevant record date, in the event that the Company pays PIK Interest as set forth in Section 2.13, PIK Interest will be effected by pool factor increase and no Additional Notes shall be issued to evidence such PIK Interest payments.

Section 2.02      Execution and Authentication. At least one Officer must sign the EchoStar Exchange Notes for the Company by manual or electronic signature. If an Officer whose signature is on an EchoStar Exchange Note no longer holds that office at the time an EchoStar Exchange Note is authenticated, the EchoStar Exchange Note will nevertheless be valid.

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An EchoStar Exchange Note will not be valid until authenticated by the manual or electronic signature of the Trustee. Such signature will be conclusive evidence that the EchoStar Exchange Note has been authenticated under this EchoStar Exchange Notes Indenture. The Trustee will, upon receipt of a written order of the Company signed by at least one Officer (an “Authentication Order”), authenticate EchoStar Exchange Notes for original issue that may be validly issued under this EchoStar Exchange Notes Indenture, including any Additional Notes. The aggregate principal amount of EchoStar Exchange Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 and Section 3.08 hereof.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate EchoStar Exchange Notes. An authenticating agent may authenticate EchoStar Exchange Notes whenever the Trustee may do so. Each reference in this EchoStar Exchange Notes Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03      Registrar and Paying Agent. The Company will maintain an office or agency where EchoStar Exchange Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where EchoStar Exchange Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the EchoStar Exchange Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Registrar or Paying Agent without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this EchoStar Exchange Notes Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Registrar or Paying Agent.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the EchoStar Exchange Notes and to act as Custodian with respect to the Global Notes.

Section 2.04      Paying Agent to Hold Money in Trust. The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium if any, or interest on the EchoStar Exchange Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the EchoStar Exchange Notes.

Section 2.05      Holder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA §312(a).

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Section 2.06      Book-Entry Provisions for Global Notes.

(a)	Each Global Note shall (x) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (y) be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Custodian for the Depositary and (z) bear the Global Note Legend as required by Section 2.06(e).

Members of, or Participants in, the Depositary shall have no rights under this EchoStar Exchange Notes Indenture with respect to any Global Note held on their behalf by the Depositary, or the Custodian, or under such Global Note, and the Depositary may be treated by the Company, and the Trustee or any Agent and any of their respective agents, as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent or their respective agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

Neither the Trustee nor any Agent shall have any responsibility or obligation to any Holder that is a member of (or a Participant in) the Depositary or any other Person with respect to the accuracy of the records of the Depositary (or its nominee) or of any member or Participant thereof, with respect to any ownership interest in the EchoStar Exchange Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any EchoStar Exchange Notes (or other security or property) under or with respect to the EchoStar Exchange Notes. The Trustee and any Agent may rely (and shall be fully protected in relying) upon information furnished by the Depositary with respect to its members, Participants and any beneficial owners in the EchoStar Exchange Notes.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(b)	Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary. In addition, certificated EchoStar Exchange Notes shall be transferred to beneficial owners in exchange for their beneficial interests only if (1) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 120 days of such notice and (2) an Event of Default of which a Responsible Officer of the Trustee has received written notice at the Corporate Trust Office of the Trustee has occurred and is continuing and the Registrar has received a request from any Holder of a Global Note to issue such certificated EchoStar Exchange Notes.

(c)	In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 2.06(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of certificated EchoStar Exchange Notes of authorized denominations.

(d)	The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this EchoStar Exchange Notes Indenture or the EchoStar Exchange Notes.

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(e)	The following legend (the “Global Note Legend”) will appear on the face of all Global Notes issued under this EchoStar Exchange Notes Indenture unless specifically stated otherwise in the applicable provisions of this EchoStar Exchange Notes Indenture:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

(f)	At such time as all beneficial interests in Global Notes have been exchanged for certificated EchoStar Exchange Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated EchoStar Exchange Notes, redeemed, repurchased or cancelled, the principal amount of EchoStar Exchange Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

(g)	General Provisions Relating to Transfers and Exchanges.

(1)	To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and certificated EchoStar Exchange Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)	No service charge will be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, Section 3.06, Section 4.09, Section 4.14 and Section 9.05 hereof).

(3)	All Global Notes issued upon any registration of transfer or exchange of Global Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this EchoStar Exchange Notes Indenture, as the Global Notes surrendered upon such registration of transfer or exchange.

(4)	Neither the Registrar nor the Company will be required:

(A)	to issue, to register the transfer of or to exchange any EchoStar Exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of EchoStar Exchange Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

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(B)	to register the transfer of or to exchange any EchoStar Exchange Note selected for redemption in whole or in part, except the unredeemed portion of any EchoStar Exchange Note being redeemed in part; or

(C)	to register the transfer of or to exchange an EchoStar Exchange Note between a record date and the next succeeding interest payment date.

(5)	Prior to due presentment for the registration of a transfer of any EchoStar Exchange Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any EchoStar Exchange Note is registered as the absolute owner of such EchoStar Exchange Note for the purpose of receiving the payment of principal, premium if any, and interest on such EchoStar Exchange Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(6)	The Trustee will authenticate Global Notes in accordance with the provisions of Section 2.02 hereof. Except as provided in Section 2.06(c), neither the Trustee nor the Registrar shall authenticate or deliver any certificated EchoStar Exchange Note in exchange for a Global Note.

(7)	All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by e-mail.

(8)	Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this EchoStar Exchange Notes Indenture or under applicable law with respect to any transfer of any interest in any EchoStar Exchange Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this EchoStar Exchange Notes Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(h)	Each Note shall bear the following legend on the face thereof:

“THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE; AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE COMPANY AT 9601 SOUTH MERIDIAN BOULEVARD, ENGLEWOOD, COLORADO 80112, ATTENTION: GENERAL COUNSEL.”

Section 2.07      Replacement EchoStar Exchange Notes. If any mutilated EchoStar Exchange Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any EchoStar Exchange Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement EchoStar Exchange Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if an EchoStar Exchange Note is replaced. The Company may charge for its expenses in replacing an EchoStar Exchange Note.

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Every replacement EchoStar Exchange Note is an additional obligation of the Company and will be entitled to all of the benefits of this EchoStar Exchange Notes Indenture equally and proportionately with all other EchoStar Exchange Notes duly issued hereunder.

Section 2.08      Outstanding EchoStar Exchange Notes. The EchoStar Exchange Notes outstanding at any time are all the EchoStar Exchange Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, an EchoStar Exchange Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the EchoStar Exchange Note; provided, that EchoStar Exchange Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If an EchoStar Exchange Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced EchoStar Exchange Note is held by a “protected purchaser” (as defined in Article 8 of the New York State Uniform Commercial Code).

If the principal amount of any EchoStar Exchange Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay EchoStar Exchange Notes payable on that date, then on and after that date such EchoStar Exchange Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09      Treasury EchoStar Exchange Notes. In determining whether the Holders of the required principal amount of EchoStar Exchange Notes have concurred in any direction, waiver or consent, EchoStar Exchange Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only EchoStar Exchange Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10      Temporary EchoStar Exchange Notes. Until certificates representing EchoStar Exchange Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary EchoStar Exchange Notes. Temporary EchoStar Exchange Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary EchoStar Exchange Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive EchoStar Exchange Notes in exchange for temporary EchoStar Exchange Notes.

Holders of temporary EchoStar Exchange Notes will be entitled to all of the benefits of this EchoStar Exchange Notes Indenture.

Section 2.11      Cancellation. The Company at any time may deliver EchoStar Exchange Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any EchoStar Exchange Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all EchoStar Exchange Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled EchoStar Exchange Notes in accordance with its procedures for the disposition of cancelled securities. Certification of the disposition of all canceled EchoStar Exchange Notes will be delivered to the Company upon its written request therefor. The Company may not issue new Senior Spectrum Secured Notes to replace EchoStar Exchange Notes that it has paid or that have been delivered to the Trustee for cancellation.

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Section 2.12      Defaulted Interest. If the Company defaults in a payment of interest on the EchoStar Exchange Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the EchoStar Exchange Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each EchoStar Exchange Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will send or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13      Interest Payments. Interest for the first four interest payment periods beginning on the Issue Date, shall, at the Company’s option, be paid either by (a) PIK Interest (as defined below); provided that no PIK Interest may be paid for any interest period if the payment of interest on the New Senior Spectrum Secured Convertible Notes or any debt incurred under clauses (2) and (3) of the covenant set forth under Section 4.08 during such period is made in cash, or (b) by paying the interest in cash, in each case at a rate of 6.75% per annum. Interest from and including the fifth interest payment period (which will be payable on May 30, 2027) and thereafter, shall be payable solely in cash at a rate of 6.75% per annum. For each interest period in respect of which the Company elects to pay the interest on the EchoStar Exchange Notes as PIK Interest, such PIK Interest on the EchoStar Exchange Notes will be payable (x) with respect to EchoStar Exchange Notes represented by one or more Global Notes registered in the name of, or held by, DTC or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Notes by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole Dollar) and (y) with respect to EchoStar Exchange Notes represented by certificated notes, by issuing EchoStar Exchange Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable period (rounded up to the nearest whole Dollar) (in each case (x) and (y), a “PIK Interest” and any payment of PIK Interest, a “PIK Payment”), and the Trustee will, at the written direction of the Company, authenticate and deliver such EchoStar Exchange Notes in certificated form for original issuance to the Holders on the relevant record date, as shown by the records of the register of Holders. Notwithstanding anything in this EchoStar Exchange Notes Indenture to the contrary, the payment of accrued interest (including interest that would be PIK Interest when paid) in connection with any redemption of the EchoStar Exchange Notes as described under Section 3.07, Section 3.08 and Section 4.14 hereof shall be made solely in cash.

Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Payment, the Global Notes will bear interest on such increased principal amount from and after the applicable interest payment date and will otherwise have identical terms to the Initial Notes.

Any increase in the principal amount of the outstanding EchoStar Exchange Notes as a result of a payment of PIK Interest shall be permitted under this EchoStar Exchange Notes Indenture and the EchoStar Exchange Notes.

Section 2.14      Purchase and Cancellation.

(a)	The Company may, to the extent permitted by law, directly or indirectly (regardless of whether such EchoStar Exchange Notes are surrendered to the Company), repurchase EchoStar Exchange Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives in each case, without the prior written notice to or consent of the Holders. The Company shall cause any EchoStar Exchange Notes so repurchased (but excluding EchoStar Exchange Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.08, and they will no longer be considered outstanding under this EchoStar Exchange Notes Indenture upon this repurchase.

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(b)	The Company will cause all EchoStar Exchange Notes surrendered for payment, repurchase, redemption, registration of transfer or exchange or conversion, if surrendered to any person other than the Trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the Trustee for cancellation, and they will no longer be considered “outstanding” under this EchoStar Exchange Notes Indenture upon their payment, repurchase, redemption, registration of transfer or exchange. All EchoStar Exchange Notes delivered to the Trustee for cancellation shall be cancelled promptly by the Trustee. No EchoStar Exchange Notes shall be authenticated in exchange for any EchoStar Exchange Notes cancelled, except as provided in this EchoStar Exchange Notes Indenture.

Article III
REDEMPTION AND PREPAYMENT

Section 3.01      Notices to Trustee. If the Company elects to redeem EchoStar Exchange Notes pursuant to Section 3.07 hereof, it must furnish to the Trustee, at least 15 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

1.	the clause of this EchoStar Exchange Notes Indenture pursuant to which the redemption shall occur;

2.	the redemption date;

3.	the principal amount of EchoStar Exchange Notes to be redeemed; and

4.	the redemption price.

Section 3.02      Selection of EchoStar Exchange Notes to Be Redeemed or Purchased. If less than all of the EchoStar Exchange Notes are to be redeemed at any time, such EchoStar Exchange Notes to be redeemed shall be selected by DTC in accordance with its applicable procedures; provided that no EchoStar Exchange Notes with a principal amount of $1,000 or less shall be redeemed in part. Notice of a redemption shall be sent at least 10 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the EchoStar Exchange Notes or the satisfaction and discharge of the EchoStar Exchange Notes Indenture. If any EchoStar Exchange Note is to be redeemed in part only, the notice of redemption that relates to such EchoStar Exchange Note shall state the portion of the principal amount thereof to be redeemed. A new EchoStar Exchange Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original EchoStar Exchange Note. On and after the redemption date, if the Company does not default in the payment of the redemption price, interest will cease to accrue on EchoStar Exchange Notes or portions thereof called for redemption.

Any redemption notice may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent. If such redemption is subject to the satisfaction of one of more conditions precedent, such notice shall state that, in the Company’s sole discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), such redemption may not occur and such notice may be rescinded in the event that any or all of such conditions shall not have been satisfied or waived by the Company (in the Company’s sole discretion) by the redemption date, or by the redemption date so delayed.

Section 3.03      Notice to Holders. At least 10 days but not more than 60 days before a redemption date, the Company will give or cause to be given a notice of redemption to each Holder whose EchoStar Exchange Notes are to be redeemed at its registered address, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the EchoStar Exchange Notes or a satisfaction and discharge of this EchoStar Exchange Notes Indenture pursuant to Article VIII or XII hereof.

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The notice will identify the EchoStar Exchange Notes to be redeemed and will state:

1.	the redemption date;

2.	the redemption price;

3.	if any EchoStar Exchange Note is being redeemed in part, the portion of the principal amount of such EchoStar Exchange Note to be redeemed and that, after the redemption date upon surrender of such EchoStar Exchange Note, a new EchoStar Exchange Note or EchoStar Exchange Notes in principal amount equal to the unredeemed portion thereof will be issued upon cancellation of the original EchoStar Exchange Note;

4.	the name and address of the Paying Agent;

5.	that EchoStar Exchange Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

6.	that, unless the Company defaults in making such redemption payment, interest on EchoStar Exchange Notes called for redemption ceases to accrue on and after the redemption date;

7.	the paragraph of the EchoStar Exchange Notes and/or Section of this EchoStar Exchange Notes Indenture pursuant to which the EchoStar Exchange Notes called for redemption are being redeemed; and

8.	that no representation is made as to the correctness or accuracy of the CUSIP or CINS number, if any, listed in such notice or printed on the EchoStar Exchange Notes.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 35 days prior to the redemption date (or such shorter period as is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04      Effect of Notice of Redemption. Once notice of redemption is given in accordance with Section 3.03 hereof, EchoStar Exchange Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.

Any redemption notice may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent. If such redemption is subject to the satisfaction of one of more conditions precedent, such notice shall state that, in the Company’s sole discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), such redemption may not occur and such notice may be rescinded in the event that any or all of such conditions shall not have been satisfied or waived by the Company (in the Company’s sole discretion) by the redemption date, or by the redemption date so delayed.

Section 3.05      Deposit of Redemption or Purchase Price. One Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all EchoStar Exchange Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all EchoStar Exchange Notes to be redeemed or purchased.

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If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the EchoStar Exchange Notes or the portions of EchoStar Exchange Notes called for redemption or purchase. If an EchoStar Exchange Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest shall be paid to the Person in whose name such EchoStar Exchange Note was registered at the close of business on such record date. If any EchoStar Exchange Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the EchoStar Exchange Notes and in Section 4.01 hereof.

Section 3.06      EchoStar Exchange Notes Redeemed or Purchased in Part. Upon surrender of an EchoStar Exchange Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new EchoStar Exchange Note equal in principal amount to the unredeemed or unpurchased portion of the EchoStar Exchange Note surrendered.

Section 3.07      Optional Redemption. Except as described in this Section 3.07, Section 4.09 and Section 4.14, the EchoStar Exchange Notes are not redeemable at the Company’s option prior to maturity. The Company may concurrently redeem EchoStar Exchange Notes under more than one of the following provisions and may redeem EchoStar Exchange Notes under one or more of the following provisions pursuant to a single notice of redemption, and any such notice may provide for redemptions under different provisions with different redemption dates.

(a)	Optional Redemption prior to November 30, 2026: At any time prior to November 30, 2026, upon not less than 10 nor more than 60 days’ notice, the Company may redeem all or part of the EchoStar Exchange Notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium and accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest, if any, to the redemption date, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date.

(b)	Optional Redemption on or after November 30, 2026: At any time and from time to time on or after November 30, 2026, the Company may redeem the EchoStar Exchange Notes, in whole or in part, upon not less than 10 and not more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount of EchoStar Exchange Notes to be redeemed) set forth below, together with accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest, to such applicable redemption date, if redeemed during the periods indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Period	Percentage
From and including November 30, 2026 but excluding November 30, 2027	102.000%
From and including November 30, 2027 and thereafter	100.000%

(c)	Optional Redemption upon Asset Sales: Within 45 days following an Asset Sale, the Company may apply the Net Proceeds or the Specified Net Proceeds, as applicable, pursuant to Section 4.09(b)(2) to redeem EchoStar Exchange Notes , in whole or in part, at a redemption price equal to 100% of the principal amount of the EchoStar Exchange Notes to be redeemed, plus accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest, if any, up to, but not including, the applicable redemption date, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date.

(d)	Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the EchoStar Exchange Notes or portions thereof called for redemption on the applicable redemption date.

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(e)	Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.

(f)	In the case of any partial redemption, unless otherwise required by law or, with respect to Global Notes, by the procedures of the Depositary, the EchoStar Exchange Notes to be redeemed will be selected on a pro rata basis; provided, that, unless otherwise required by law, certificated EchoStar Exchange Notes (other than Global Notes) will be selected by the Trustee by lot.

Section 3.08      Special Partial Mandatory Redemption. If a Special Partial Mandatory Redemption Event occurs, the EchoStar Exchange Notes will be redeemed in an amount (taking into consideration equivalent provisions under the New Senior Spectrum Secured Convertible Notes Indenture and the New Senior Spectrum Secured Notes Indenture), as shall be determined by the Company (the “Special Partial Mandatory Redemption”) and set forth in the notice delivered to the Trustee pursuant to Section 4.18 and in the notice of redemption to be delivered to the Holders of the EchoStar Exchange Notes pursuant to such Section, such that immediately after giving effect to such redemption the LTV Ratio shall not be greater than 0.375 to 1.00 at a price equal to 102% of the aggregate principal amount of the EchoStar Exchange Notes to be redeemed, plus accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest on the principal amount of the EchoStar Exchange Notes to be redeemed to, but not including, the Special Mandatory Redemption Date. The Trustee shall have no obligation to determine whether the amount of the EchoStar Exchange Notes to be redeemed in connection with a Special Partial Mandatory Redemption Event complies with the requirements of this Section 3.08.

In the case of any partial redemption (including Special Partial Mandatory Redemption), unless otherwise required by the law or, with respect to Global Notes, by the procedures of the Depositary, the EchoStar Exchange Notes to be redeemed will be selected on a pro rata basis; provided, that, unless otherwise required by law, certificated EchoStar Exchange Notes (other than Global Notes) will be selected by the Trustee by lot.

Other than as explicitly set forth in this Section 3.08, the provisions of Article III related to redemption of EchoStar Exchange Notes, including deposit of redemption price and relevant notices, shall apply mutatis mutandis to a mandatory redemption of the EchoStar Exchange Notes in accordance with this Section 3.08.

Article IV
COVENANTS

Section 4.01      Payment of EchoStar Exchange Notes. The Company will pay or cause to be paid the principal of, premium, if any, and interest on, the EchoStar Exchange Notes on the dates and in the manner provided in the EchoStar Exchange Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest (if payable in cash) then due, or, for interest payable in the form of PIK Interest, when the pool factor increase representing the amount paid by PIK Interest has been effected.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate equal to the then applicable interest rate on the EchoStar Exchange Notes to the extent lawful. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) from time to time on demand at the same rate to the extent lawful.

If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period.

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Section 4.02      Maintenance of Office or Agency. The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where EchoStar Exchange Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the EchoStar Exchange Notes and this EchoStar Exchange Notes Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the EchoStar Exchange Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03      Reports. In the event (i) the Company is no longer subject to the reporting requirements of Sections 13(a) and 15(d) under the Exchange Act and (ii) any EchoStar Exchange Notes are outstanding, the Company will furnish to the Holders, within 15 days after the time periods specified in the SEC’s rules and regulations applicable to a large accelerated filer, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company was required to file such forms, and, with respect to the annual information only, a report thereon by its independent registered public accounting firm.

Any delivery of such reports, information and documents to the Trustee shall be for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.04      Compliance Certificate.

(a)	The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and the Guarantors have kept, observed, performed and fulfilled their obligations under this EchoStar Exchange Notes Indenture and the Security Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and the Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this EchoStar Exchange Notes Indenture and the Security Documents and are not in default in the performance or observance of any of the terms, provisions and conditions of this EchoStar Exchange Notes Indenture or the Security Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the EchoStar Exchange Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)	So long as any of the EchoStar Exchange Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

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Section 4.05      Taxes. The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06      Stay, Extension and Usury Laws. The Company and each of the Guarantors (to the extent that it may lawfully do so) hereby (a) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this EchoStar Exchange Notes Indenture and (b) expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee or the Collateral Agent, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07      Restricted Payments.

(a)	None of the Guarantors shall, and the Company shall cause the Guarantors not to, directly or indirectly:

(1)	(i) declare or pay any dividend or make any distribution of Collateral to any Person other than a Guarantor or (ii) make any Investment of Collateral, other than an Investment in a Guarantor; provided that any distribution of Collateral to a Subsidiary that is not a Guarantor or any Investment of Collateral in a Subsidiary that is not a Guarantor are permitted so long as such Subsidiary executes and delivers a supplemental indenture to this EchoStar Exchange Notes Indenture providing for a guarantee by such Subsidiary and that the applicable Subsidiary or such Guarantor receiving Collateral shall have concurrently therewith executed any and all documents, financing statements, agreements and instruments, and taken all further action that may be required under applicable law (to the extent required under this EchoStar Exchange Notes Indenture and/or the Security Documents) in order to grant and perfect a first-priority Lien in such Collateral for the benefit of the EchoStar Exchange Notes, in each case pursuant to Section 4.15; or

(2)	use any Collateral to purchase, redeem or otherwise acquire for value any Equity Interests of an Equity Pledge Guarantor or any direct or indirect parent of an Equity Pledge Guarantor.

(b)	The Company shall not, directly or indirectly (including through its Subsidiaries), declare or pay any dividend on or make any other payment or distribution (whether made in cash, securities or other property) with respect to any of the Company’s Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company) to the direct or indirect holders of the Company’s Capital Stock in their capacity as holders.

The foregoing provisions do not prohibit:

(a)	the payment by the Company of any dividend within 60 days after the date of its declaration if at such date of its declaration such payment would have been permitted by the provisions of this Section 4.07;

(b)	making dividends, payments or distributions by the Company payable solely in common Equity Interests of the Company;

(c)	repurchases of Equity Interests deemed to occur upon (i) the exercise of stock options, warrants or convertible securities issued as compensation if such Equity Interests represent a portion of the exercise price thereof and (ii) the withholding of a portion of the Equity Interests granted or awarded to an employee to pay taxes associated therewith (or a dividend or distribution to finance such a deemed repurchase by the Company); and

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(d)	making payments to any future, current or former employee, director, officer, member of management or consultant of the Company, any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any equity subscription or equity holder agreement and any other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, members of management or consultants, in an aggregate amount not to exceed $100.0 million per calendar year.

Section 4.08      Incurrence of Indebtedness.

(a)	None of the Guarantors shall, and the Company shall cause the Guarantors not to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, “incur”) any Indebtedness; provided, however, that notwithstanding the foregoing, any Guarantor may incur, so long as no Default or Event of Default has occurred and is continuing:

(1)	Indebtedness represented by (i) the EchoStar Exchange Notes issued on the Issue Date, any PIK Notes issued under the EchoStar Exchange Notes Indenture, the Notes Guarantees thereof, the EchoStar Exchange Notes Indenture and the Security Documents, (ii) the New Senior Spectrum Secured Notes and the New Senior Spectrum Secured Convertible Notes, in each case, issued on the Issue Date, and (iii) the New Senior Spectrum Secured Convertible Notes issued as PIK Notes (as defined in the New Senior Spectrum Secured Convertible Notes Indenture) and, in each case, related guarantees;

(2)	First Lien Indebtedness (other than the EchoStar Exchange Notes, New Senior Spectrum Secured Convertible Notes and New Senior Spectrum Secured Notes issued on the Issue Date); provided that (a)(w) immediately after giving effect to such First Lien Indebtedness, the First Lien LTV Ratio shall not be greater than 0.375 to 1.00, (x) the aggregate amount of First Lien Indebtedness that may be incurred pursuant to this clause (2) after the Issue Date shall not exceed the Spectrum Value Debt Cap, (y) First Lien Indebtedness incurred under this clause (2) cannot be incurred prior to the completion of the Initial Appraisal pursuant to Section 4.18 and (z) First Lien Indebtedness incurred under this clause (2) cannot be guaranteed by any Subsidiary that is not a Guarantor or secured by any assets other than the Collateral; and (b) unless such First Lien Indebtedness is in the form of EchoStar Exchange Notes, New Senior Spectrum Secured Convertible Notes or the New Senior Spectrum Secured Notes, issued under the EchoStar Exchange Notes Indenture, the New Senior Spectrum Secured Convertible Notes Indenture and the New Senior Spectrum Secured Notes Indenture, respectively, the Authorized Representative for such First Lien Indebtedness shall have entered into the First Lien Intercreditor Agreement as a First Lien Representative;

(3)	Indebtedness; provided that (a) immediately after giving effect to such Indebtedness, the LTV Ratio shall not be greater than 0.60 to 1.00, (b) Indebtedness incurred under this clause (3) cannot be incurred prior to the completion of the Initial Appraisal pursuant to Section 4.18; (c) Indebtedness incurred under this clause (3) cannot be guaranteed by any Subsidiary that is not a Guarantor or secured by any assets other than the Collateral; (d) Indebtedness incurred under this clause (3) cannot have a maturity date earlier than one year following the occurrence of the maturity date of the EchoStar Exchange Notes; (e) the terms of any Indebtedness incurred under this clause (3) cannot provide for (x) any scheduled repayment, mandatory repayment or redemption (other than in connection with a change of control offer) so long as any EchoStar Exchange Notes remain outstanding and (y) no cash interest shall be paid on such Indebtedness for any period if the Company has elected to pay PIK Interest for the most recently ended interest payment period; (f) the covenants and events of default applicable to any Indebtedness incurred under this clause (3) shall be no more restrictive than those applicable to the EchoStar Exchange Notes; and (g) if such Indebtedness is secured by a Lien on any Collateral, the Authorized Representative for such Second Lien Indebtedness shall have entered into the Second Lien Intercreditor Agreement as a Second Lien Representative;

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(4)	Indebtedness between and among the Guarantors; provided that any such intercompany debt shall be pledged on a first lien basis in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the Holders pursuant to the Security Documents (it being understood that the Security Documents shall be amended as necessary to provide for the pledge of debt as collateral and in any event, shall be in a form satisfactory to the Required Holders and the Collateral Agent); and

(5)	the guarantee by any Guarantor of Indebtedness of a Guarantor that was permitted to be incurred by another provision of this Section 4.08.

(b)	For purposes of determining compliance with this Section 4.08, in the event that an item of Indebtedness meets the criteria of more than one clause in the paragraph above, such Indebtedness may be divided, classified or reclassified at the time of incurrence thereof or at any later time (in whole or in part) in any manner that complies with this Section 4.08 and such item of Indebtedness may be incurred partially under one clause and partially under one or more other clauses.

(c)	The principal amount of any Indebtedness outstanding under any clause of this covenant will be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness.

(d)	The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.08. Notwithstanding any other provision of this Section 4.08, the maximum amount of Indebtedness that the Company or any Subsidiary may incur pursuant to this Section 4.08 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

Section 4.09      Asset Sales. (a) No Guarantor will, and the Company shall cause the Guarantors not to, in a single transaction or a series of related transactions, sell, lease, assign, transfer, convey or otherwise dispose of any Collateral owned by such Guarantor (including through the sale by the Company or its Subsidiaries of the Equity Interests of any Guarantor) (each of the forgoing, an “Asset Sale”); provided that the following shall not be deemed an Asset Sale:

(1)	the sale, lease, assignment, transfer, conveyance or other disposition of any Collateral at no less than the fair market value of such Collateral for cash or Cash Equivalents, so long as, on a pro forma basis for such sale, lease, conveyance or other disposition, the First Lien LTV Ratio is not greater than 0.375 to 1.00; provided that the Appraised Value of the Collateral sold, leased, transferred or otherwise disposed of pursuant to this sub-clause (1) shall not exceed $9.5 billion in the aggregate (with the aggregate value of such Collateral for purposes of calculating utilization of this basket being determined pursuant to the definition “Appraised Value” at the time of consummation thereof without giving any effect to subsequent changes in value of the applicable assets) and; provided, further, that no such sale, lease, assignment, transfer conveyance or other disposition shall be made to any Affiliate of such Guarantor other than another Guarantor or a Spectrum Joint Venture; provided, further, that any sale, assignment, transfer, conveyance or disposal of any Collateral to a Spectrum Joint Venture (a) shall be made at no less than the Appraised Value of such Collateral for cash and (b) any Net Proceeds or Specified Net Proceeds resulting therefrom shall be applied as set forth under this Section 4.09;

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(2)	the sale, lease, assignment, transfer, conveyance or other disposition of any Collateral between or among the Guarantors; provided that the applicable Guarantor receiving Collateral shall have concurrently therewith executed any and all documents, financing statements, agreements and instruments, and taken all further action that may be required under applicable law (to the extent required under this EchoStar Exchange Notes Indenture and/or the Security Documents), in order to grant and perfect a first-priority Lien in such Collateral for the benefit of the Holders;

(3)	a disposition resulting from any condemnation or other taking, or temporary or permanent requisition of, any property or asset, any interest therein or right appurtenant thereto, in each case, as the result of the exercise of any right of condemnation or eminent domain, including any sale or other transfer to a governmental authority in lieu of, or in anticipation of, any of the foregoing events; and

(4)	any Permitted Asset Swap.

(b)	Within 45 days after receipt of any Net Proceeds or, Specified Net Proceeds, as applicable, such Guarantor shall:

(1)	so long as any aggregate principal amount of the New Senior Spectrum Secured Notes remain outstanding, apply the Required Amount of such Net Proceeds and Specified Net Proceeds to redeem New Senior Spectrum Secured Notes; provided that the Company shall redeem New Senior Spectrum Secured Notes in the following order:

(A)	first, up to $1.5 billion in aggregate principal amount of the New Senior Spectrum Secured Notes at a redemption price not to exceed 103% plus accrued and unpaid interest in accordance with the New Senior Spectrum Secured Notes Indenture,

(B)	second, up to $500 million in aggregate principal amount of the New Senior Spectrum Secured Notes at a redemption price not to exceed 105% plus accrued and unpaid interest in accordance with the New Senior Spectrum Secured Notes Indenture; and

(C)	third, New Senior Spectrum Secured Notes at a redemption price not to exceed (A) during the period prior to the date that is two years after the Issue Date, par plus 60% of the make-whole premium that would be payable pursuant to the make-whole optional redemption provisions under the New Senior Spectrum Secured Notes or (B) thereafter, the then-applicable redemption price specified in the New Senior Spectrum Secured Notes Indenture as in effect on the Issue Date; or

(2)	apply the Required Amount of such Net Proceeds and Specified Net Proceeds to redeem EchoStar Exchange Notes pursuant to Section 3.07(c); or

(3)	any combination of the foregoing.

Any Net Proceeds or Specified Net Proceeds that are not required to be applied as set forth above may be used for any purpose not prohibited by this EchoStar Exchange Notes Indenture, subject to the other covenants contained in this EchoStar Exchange Notes Indenture.

Section 4.10      Transactions with Affiliates.

(a)	Neither the Company nor any of the Guarantors shall enter into any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless:

(1)	such Affiliate Transaction is on terms that are no less favorable to the Company or such Guarantor than those that would have been obtained in a comparable transaction by the Company or such Guarantor with an unrelated person; and

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(2)	if such Affiliate Transaction involves aggregate payments in excess of $250.0 million, such Affiliate Transaction has either (A) been approved by a majority of the disinterested members of the Company’s or the applicable Guarantor’s Board of Directors or (B) if there are no disinterested members of the Company’s or the applicable Guarantor’s Board of Directors, the Company or such Guarantor has obtained the favorable opinion of an independent expert as to the fairness of such Affiliate Transaction to the relevant Guarantor, as the case may be, from a financial point of view, and the Guarantor delivers to the Trustee an Officer’s Certificate, upon which the Trustee shall be permitted to conclusively rely, together with a copy of the applicable resolution of the Company’s or such Guarantor’s Board of Directors, set forth in an Officer’s Certificate, certifying that such Affiliate Transaction has been so approved and complies with clause (1) above;

(b)	The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	(a) transactions between or among the Company and the Guarantors and (b) any transaction pursuant to, or related to, an Intercompany Loan;

(2)	transactions that do not violate the provisions of Section 4.07 hereof;

(3)	any transactions pursuant to agreements in effect on the Issue Date and any modifications, extensions or renewals thereof that are no less favorable to the Company or the applicable Guarantor than such agreement as in effect on the Issue Date;

(4)	transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any Guarantor, relating solely to such Indebtedness or Capital Stock;

(5)	any transaction in connection with a Spectrum Joint Venture that is not prohibited by Section 4.09(a)(1) or Section 4.09(a)(2) hereof;

(6)	so long as it complies with clause (a) of the first paragraph of this covenant, and the covenant set forth under Section 4.09, transactions with respect to any sale, lease, conveyance, license or other disposition of any Spectrum Assets in connection with the commercialization or utilization of wireless spectrum licenses;

(7)	overhead and other ordinary-course allocations of costs and services on a reasonable basis so long as such arrangements are comparable to arrangements made on an arm’s length basis;

(8)	allocations of tax liabilities and other tax-related items among the Guarantors and its Affiliates (including pursuant to a tax sharing agreement or arrangement) based principally upon the financial income, taxable income, credits and other amounts directly related to the respective parties, to the extent that the share of such liabilities and other items allocable to the Guarantors and its Subsidiaries shall not exceed the amount that such Persons would have been responsible for as a direct taxpayer;

(9)	so long as it complies with clause (a) of the first paragraph of this covenant, the provision of backhaul, uplink, transmission, billing, customer service, programming acquisition and other ordinary course services by the Company or any of the Guarantors to Satellite Communications Operating Corporation and to Transponder Encryption Services Corporation on a basis consistent with past practice;

(10)	arrangements or agreements entered into in the ordinary course of business providing for the acquisition or provision of goods and services;

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(11)	transactions with the Company or any of its controlled Affiliates that have been approved by a majority of the members of the audit committee of the Company or a majority of Disinterested Directors or a special committee thereof consisting solely of Disinterested Directors;

(12)	amendments, modifications, renewals or replacements from time to time of any of the contracts, arrangements, services or other matters referred to or contemplated by any of the foregoing items; provided that any such amendments, modifications, renewals or replacements shall not be on terms materially less advantageous to the Company or the Guarantors; and

(13)	transactions with any person or any of its controlled affiliates that owns or acquires from the Company or any Subsidiary all or substantially all of the assets primarily used (or intended to be used) in connection with, or reasonably related to, the Retail Wireless Business, as determined in good faith by the Company or such Subsidiary, that have been approved by a majority of the members of the audit committee of the Company or a special committee of the Company’s board of directors consisting solely of members of the Company’s board of directors who are not directors, officers or employees of such person or any of its controlled Affiliates.

Section 4.11      Liens. No Guarantor shall, and the Company shall cause the Guarantors not to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any Collateral, other than Liens securing First Lien Indebtedness and Second Lien Indebtedness incurred in compliance with Section 4.08.

Section 4.12      After-acquired Collateral and Future Assurances.

The Guarantors shall, and the Company shall cause the Guarantors to, execute, deliver and/or file any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law (to the extent required under this EchoStar Exchange Notes Indenture and/or the Security Documents), in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents in the Collateral. In addition, from time to time, the Guarantors will reasonably promptly (and in no event later than 90 days) secure the obligations under this EchoStar Exchange Notes Indenture and the Security Documents by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to the Collateral. For the avoidance of doubt, the Collateral Agent shall not be responsible for preparing or filing financing statements or otherwise perfecting the security interest in the Collateral.

Any transfer or other disposition of any Collateral by any Guarantor to the Company or any Subsidiary of the Company that is not a Guarantor or a Spectrum Joint Venture shall be void ab initio, and in any event the Company and its Subsidiaries shall (i) immediately take any and all actions necessary to return such Collateral to the applicable Guarantor and (ii) pending such return immediately take any and all actions necessary to cause such Collateral to be subject to perfected security interests and Liens to secure the obligations under the EchoStar Exchange Notes Indenture and the Security Documents.

Section 4.13      Corporate Existence. Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)	its corporate or limited liability company existence, and the corporate, limited liability company, partnership or other existence of each of the Guarantors, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Guarantor; and

(2)	the rights (charter and statutory), licenses (including any licenses constituting Spectrum Assets) and franchises of the Company and the Guarantors;

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provided, however, that the Company shall not be required to preserve the corporate, limited liability company, partnership or other existence of any of the Guarantors or any such right, license or franchise if the Company’s Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Guarantors, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.14      Offer to Repurchase Upon Change of Control Event.

(a)	Upon the occurrence of a Change of Control Event, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1.00 in excess thereof) of such Holder’s EchoStar Exchange Notes at a purchase price equal to 101% of the aggregate principal amount repurchased, together with accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest, thereon to the date of repurchase (the “Change of Control Payment”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Event, the Company will give a notice to each Holder stating:

(1)	that the Change of Control Offer is being made pursuant to this Section 4.14;

(2)	the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days after the date such notice is mailed (the “Change of Control Payment Date”);

(3)	that any EchoStar Exchange Notes not tendered will continue to accrue interest in accordance with the terms of this EchoStar Exchange Notes Indenture;

(4)	that, unless the Company defaults in the payment of the Change of Control Payment, all EchoStar Exchange Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)	that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, electronic transmission or letter setting forth the name of the Holder, the principal amount of EchoStar Exchange Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such EchoStar Exchange Notes purchased;

(6)	that Holders whose EchoStar Exchange Notes are being purchased only in part will be issued new EchoStar Exchange Notes equal in principal amount to the unpurchased portion of the EchoStar Exchange Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple of $1.00 in excess thereof; and

(7)	any other information the Company determines to be material to such Holder’s decision to tender EchoStar Exchange Notes.

(b)	On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)	accept for payment all EchoStar Exchange Notes or portions of EchoStar Exchange Notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all EchoStar Exchange Notes or portions of EchoStar Exchange Notes properly tendered; and

(3)	deliver, or cause to be delivered, to the Trustee for cancellation pursuant to Section 2.11 of this EchoStar Exchange Notes Indenture the EchoStar Exchange Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of EchoStar Exchange Notes or portions of EchoStar Exchange Notes purchased by the Company pursuant to the Change of Control Offer.

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(c)	The Paying Agent will promptly send (but in any case not later than five days after the Change of Control Payment Date) to each Holder properly tendered the Change of Control Payment for such EchoStar Exchange Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the EchoStar Exchange Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d)	Notwithstanding anything to the contrary in this Section 4.14, the Company will not be required to make a Change of Control Offer upon a Change of Control Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 hereof and purchases all EchoStar Exchange Notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption for all outstanding EchoStar Exchange Notes has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

(e)	The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the EchoStar Exchange Notes required in the event of a Change of Control Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 4.14 hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.14 by virtue of such compliance.

(f)	Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made, and such Change of Control Offer is otherwise made in compliance with the provisions of this Section 4.14.

(g)	In the event that Holders of at least 90.0% of the aggregate principal amount of the outstanding EchoStar Exchange Notes accept a Change of Control Offer and the Company (or the third party making the Change of Control Offer as described above) purchases all of the EchoStar Exchange Notes validly tendered (and not withdrawn) by such Holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the EchoStar Exchange Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest on the EchoStar Exchange Notes that remain outstanding, to, but not including, the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

Section 4.15      Additional Guarantees and Collateral. If any Guarantor transfers or causes to be transferred, in one transaction or a series of related transactions, Collateral (other than any Collateral that is released from the Lien securing the EchoStar Exchange Notes pursuant to the provisions of this EchoStar Exchange Notes Indenture or the Security Documents) to another Guarantor or any of the Company’s Subsidiaries that is not a Guarantor, then:

(1)            if the transfer is to a Subsidiary of the Company other than a Guarantor, the Company shall cause such Subsidiary, concurrently with such transfer, to become a Guarantor by executing and delivering to the Trustee a supplemental indenture substantially in the form attached to this EchoStar Exchange Notes Indenture pursuant to which such Subsidiary shall unconditionally guarantee all of the Company’s obligations under the EchoStar Exchange Notes on the terms set forth in this EchoStar Exchange Notes Indenture and deliver to the Trustee an opinion of counsel reasonably satisfactory to the Trustee that such supplemental indenture has been duly authorized, executed and delivered by, and is a valid and binding obligation of, such Subsidiary; and

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(2)            with respect to any such transfer, the Company shall, or shall cause such Subsidiary or such Guarantor, concurrently with such transfer, to execute and deliver such Security Documents or supplements to the Security Documents and any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law (to the extent required under this EchoStar Exchange Notes Indenture or the Security Documents), in order to grant and perfect a first-priority Lien in the transferred Collateral for the benefit of the Trustee and the Holders.

The form of such supplemental indenture is attached as Exhibit B hereto.

Section 4.16      Limitation on transactions with DDBS or HSSC. The Company shall not, and shall not permit any of its Subsidiaries (other than any DDBS or HSSC entities) to, transfer to DDBS or HSSC any assets, whether as an Asset Sale, investment, dividend or otherwise, or prepay intercompany debts owed to DDBS or HSSC in each case, other than (i) such transfers in the form of an Intercompany Loan in an amount not to exceed $2.0 billion in the aggregate at any one time outstanding or (ii) in accordance with, or pursuant to, agreements in effect on the Issue Date.

Section 4.17      Limitation on Dividends and other Payment Restrictions affecting Guarantors.

Neither the Company nor any of the Guarantors shall, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of the Guarantors to:

(a)	pay dividends or make any other distribution to the Company on the Guarantors’ Capital Stock or with respect to any other interest or participation in or measured by its profits, or pay any Indebtedness owed to the Company or any Guarantor;

(b)	make loans or advances to the Company or any Guarantors;

(c)	transfer any of its properties or assets to the Company or any Guarantor;

except for such encumbrances or restrictions existing under or by reason of:

1.	existing agreements as in effect on the Issue Date;

2.	applicable law or regulation;

3.	by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

4.	the EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes, the New Senior Spectrum Secured Convertible Notes, the New Senior Spectrum Secured Convertible Notes Indenture, the New Senior Spectrum Secured Notes or the New Senior Spectrum Secured Notes Indenture; or

5.	any agreement for the sale of any Guarantor or its assets that restricts distributions by that Guarantor pending its sale; provided that during the entire period in which such encumbrance or restriction is effective, such sale (together with any other sales pending) would be permitted under the terms of the EchoStar Exchange Notes Indenture; or

(d)	any instrument governing Indebtedness permitted to be incurred under the terms of the EchoStar Exchange Notes Indenture to the extent any applicable restrictions are no more restrictive, taken as a whole, than such restrictions contained in this EchoStar Exchange Notes Indenture.

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Section 4.18      Collateral Appraisal. The Company shall obtain an initial appraisal of the Collateral (the “Initial Appraisal”) pursuant to the definition of the “Appraised Value” and deliver that Initial Appraisal to the Trustee within 60 days of the Issue Date.

If, following the Issue Date, FCC Licenses that form part of the Collateral accounting for up to 10% of the aggregate MHz-POPs of all the FCC Licenses constituting the Collateral are forfeited to the FCC, on any date, as a result of the Company’s failure to meet its buildout milestones with respect to such forfeited FCC Licenses (such date, the “Forfeiture Date”), the Company within 60 days of such Forfeiture Date shall obtain a written appraisal (the “Forfeiture Appraisal”) of the Collateral pursuant to the definition of the “Appraised Value” and shall deliver a certificate to the Trustee stating that the LTV Ratio as of the date of the appraisal does not exceed 0.375 to 1.00 (the “First Certificate”); provided that if such LTV Ratio exceeds 0.375 to 1.00, and, therefore, the foregoing First Certificate cannot be delivered, then within 60 days of receipt by the Company of the Forfeiture Appraisal and subject to the First Lien Intercreditor Agreement and the Security Documents, the Company shall: (i) add additional Spectrum Asset Guarantors and/or pledge (or cause to be pledged) cash (provided that any such cash shall be held in a deposit account established by the Company subject to the sole dominion and control of the Collateral Agent with respect to which the Company shall not have withdrawal rights prior to the repayment in full of the EchoStar Exchange Notes pursuant to a customary account control agreement, reasonably satisfactory to the Collateral Agent, that will provide, among other things, the cash in such account shall not be invested and need not accrue any interest) or additional Collateral to secure the EchoStar Exchange Notes and (ii) provide a certificate to the Trustee stating that, after giving effect to such joinders, the LTV Ratio is not greater than 0.375 to 1.00 (the “Second Certificate”). The Company will make, upon request, available for inspection by the Holders any applicable appraisals from an Independent Appraiser conducted pursuant to the definition of the “Appraised Value” with respect to such additional Collateral; provided that, solely for purposes of this clause (ii), the Company shall not be required to obtain an updated appraisal with respect to the Collateral appraised in the Forfeiture Appraisal.

To the extent the Company does not deliver either (i) the First Certificate stating that the LTV Ratio is not greater than 0.375 to 1.00 within 60 days of the Forfeiture Date or (ii) if on the basis of the Forfeiture Appraisal, the LTV Ratio exceeds 0.375 to 1.00, the Second Certificate stating that the LTV Ratio is not greater than 0.375 to 1.00 within 60 days of receipt by the Company of the Forfeiture Appraisal, as applicable (such failure, a “Special Partial Mandatory Redemption Event”), the Company shall promptly (but in no event later than five (5) Business Days following such Special Partial Mandatory Redemption Event) notify the Holders and the Trustee (such date of notification to the Holders and the Trustee, the “Redemption Notice Date”) in writing of such event and the principal amount of the EchoStar Exchange Notes are to be redeemed on the 10th day following the Redemption Notice Date (such date the “Special Mandatory Redemption Date”), in each case in accordance with the applicable provisions of the EchoStar Exchange Notes Indenture. For the avoidance of doubt, failure to deliver the First Certificate shall not constitute a Special Partial Mandatory Redemption Event if the Company delivers the Second Certificate within the required time frames.

Neither the Trustee nor the Collateral Agent have any (or shall have any) knowledge whatsoever of whether or when any forfeiture event or Forfeiture Date has occurred; nor will either the Trustee or Collateral Agent have any knowledge of whether or when a Special Partial Mandatory Redemption Event has occurred, and shall have no responsibility for making any such determinations. In the event the Trustee receives a First Certificate and/or Second Certificate, it shall: (i) have no duty or obligation to monitor or determine whether such First Certificate or Second Certificate satisfies the Company’s obligations in any manner whatsoever, including, but not limited to, the sufficiency of the certificate contents or the compliance by the Company with any deadline or timing stricture contemplated above; and (ii) have no duty or obligation to send any First Certificate or Second Certificate received by it to the Holders or otherwise notify the Holders that it has received no such certificates. However, should the Company deliver a First Certificate or Second Certificate, it shall notify the Holders that it has delivered a First Certificate or a Second Certificate to the Trustee and shall thereafter make such certificates available for inspection by the Holders. Neither the Trustee nor the Collateral Agent shall have any duty to determine the sufficiency of any additional Collateral added or pledged pursuant hereto or be charged with knowledge of the contents of, or have any responsibility in connection with, any appraisal referred to above.

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Section 4.19      Limitation on Activities of Guarantors. Each Guarantor shall engage in no activities other than those reasonably related to its ownership of the Collateral owned by it and shall own no material assets other than the Collateral owned by it.

Section 4.20      Tax Treatment of Notes. The parties hereto intend, for U.S. federal (and applicable state and local) income tax purposes to treat the EchoStar Exchange Notes as indebtedness that are not “contingent payment debt instruments” within the meaning of Treasury Regulations Section 1.1275-4 and shall not take any position for U.S. federal (and applicable state and local) income tax purposes inconsistent with such treatment except to the extent otherwise required by a change in applicable law or a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended.

Article V
SUCCESSORS

Section 5.01      Merger, Consolidation, or Sale of Assets.

(a)	None of the Company nor any Guarantor shall consolidate or merge with or into another Person (whether or not the Company or such Guarantor is the surviving entity), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, in one or more related transactions to, another Person other than the Company or another Guarantor (other than a sale, assignment, transfer, conveyance or disposition of (i) Collateral not prohibited by this EchoStar Exchange Notes Indenture, (ii) Collateral that is or has been released from the Lien securing the EchoStar Exchange Notes pursuant to the provisions of this EchoStar Exchange Notes Indenture or the Security Documents or (iii) the Retail Wireless Business (to the extent no Collateral is sold, assigned, transferred, conveyed or otherwise disposed of)) unless:

(1)	the Company or such Guarantor, as applicable, is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor, as applicable) or to which such sale, assignment, transfer, conveyance or other disposition has been made is (i) a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia or (ii) a limited liability company or partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)	the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor, as applicable) or the person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company or such Guarantor, as applicable, under this EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes and the Security Documents pursuant to a supplemental indenture and such other agreements reasonably satisfactory to the Trustee and the Collateral Agent, as applicable;

(3)	immediately after such transaction, no Default or Event of Default exists; and

(4)	the Company (with respect to such Guarantor) or, with respect to the Company, the person surviving any such consolidation or merger, or the person to which such sale, assignment, transfer, conveyance or other disposition shall have been made, shall have delivered to the Trustee an Opinion of Counsel and Officer’s Certificate in connection therewith each stating that such consolidation, merger, sale, assignment, transfer, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture and other agreements comply with the applicable provisions of this EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes and the Security Documents.

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Notwithstanding anything to the contrary in the foregoing, no Guarantor shall sell, assign, transfer, convey or dispose of any Collateral to any Affiliate of such Guarantor (other than another Guarantor or a Spectrum Joint Venture); provided that any sale, assignment, transfer, conveyance or disposal of any Collateral to a Spectrum Joint Venture (x) shall be made at no less than the Appraised Value of such Collateral for cash and (y) any Net Proceeds or Specified Net Proceeds resulting therefrom shall be applied as set forth in Section 4.09 hereof.

Article VI
DEFAULTS AND REMEDIES

Section 6.01      Events of Default. Each of the following shall constitute an event of default (each, an “Event of Default”):

(1)	default for 30 days in the payment when due of interest on the EchoStar Exchange Notes;

(2)	default in payment when due (at maturity, upon redemption or otherwise) of principal of, or premium, if any, on the EchoStar Exchange Notes;

(3)	failure by the Company or any of the Guarantors, as applicable, to comply with the provisions of Section 3.08, Section 4.09, Section 4.10, Section 4.14 and Section 4.18;

(4)	failure by the Company or any of the Guarantors, as applicable, for 30 days to comply with the provisions described under Section 4.07 and Section 4.08, or the breach of any representation or warranty, or the making of any untrue statement, in any certificate delivered by the Company pursuant to this EchoStar Exchange Notes Indenture;

(5)	failure by the Company or any of the Guarantors, as applicable for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the EchoStar Exchange Notes then outstanding to comply with any of the other agreements in this EchoStar Exchange Notes Indenture;

(6)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any Subsidiary (or the payment of which is guaranteed by the Company or any Subsidiary) (other than Indebtedness of DDBS and/or HSSC), which default:

(A)	is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a “Payment Default”); or

(B)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250.0 million or more; provided that no Default or Event of Default will be deemed to occur with respect to any Indebtedness that is paid or retired (or for which such failure to pay or acceleration is waived or rescinded within 20 Business Days);

(7)	failure by the Company or any Significant Subsidiary to pay final judgments (other than any judgment as to which a nationally recognized insurance company has accepted full liability) aggregating in excess of $250.0 million, which judgments are not being converted on good faith or are not stayed within 60 days after their entry;

(8)	any Notes Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Notes Guarantee;

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(9)	the Company or any Significant Subsidiary (other than DDBS and/or HSSC) pursuant to or within the meaning of any Bankruptcy Law:

(A)	commences a voluntary case;

(B)	consents to the entry of an order for relief against it in an involuntary case;

(C)	consents to the appointment of a custodian of it or for all or substantially all of its property; or

(D)	makes a general assignment for the benefit of creditors;

(10)	other than with respect to DDBS and/or HSSC, a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)	is for relief against the Company or a Significant Subsidiary in an involuntary case;

(B)	appoints a custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary; or

(C)	orders the liquidation of the Company or any Significant Subsidiary,

and, in each case of the foregoing clauses (A) through (C), the order or decree remains unstayed and in effect for 60 consecutive days;

(11)	in each case with respect to any Collateral having a fair market value in excess of $250.0 million individually or in the aggregate (without duplication), any of the Security Documents at any time for any reason is declared null and void, or shall cease to be effective in all material respects to give the Collateral Agent the perfected Liens with the priority purported to be created thereby subject to no other Liens (in each case, other than as expressly permitted by this EchoStar Exchange Notes Indenture and the applicable Security Documents or by reason of the termination of this EchoStar Exchange Notes Indenture or the applicable Security Document in accordance with its terms), which declaration or cessation is not rescinded, stayed, or waived by the persons having such authority pursuant to this EchoStar Exchange Notes Indenture or the Security Documents or otherwise cured within 30 days after the Company receives written notice thereof specifying such occurrence from the Trustee, or the Holders of at least 25% of the outstanding principal amount of the EchoStar Exchange Notes; and

(12)	FCC Licenses that form part of the Collateral accounting for more than 10% of the aggregate MHz-POPs of all the FCC Licenses constituting the Collateral are forfeited to the FCC as a result of the Company’s or the Guarantors’ failure to meet their respective buildout milestones with respect to such forfeited FCC Licenses.

Section 6.02      Acceleration.

(a)	In the case of an Event of Default arising from the events of bankruptcy or insolvency with respect to the Company or any Guarantor described in Section 6.01(9) or (10) above, all outstanding EchoStar Exchange Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount then outstanding of the EchoStar Exchange Notes may declare all the EchoStar Exchange Notes to be due and payable immediately.

(b)	However, notwithstanding the foregoing, a Default under Section 6.01(4), (5), (6), (7) or (11) above, will not constitute an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding EchoStar Exchange Notes notify the Company of the Default and, with respect to Section 6.01(4), (5), (6), (7) or (11), such Default is not cured within the time specified in Section 6.01(4), (5), (6), (7) or (11) described above after receipt of such notice.

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(c)	Subject to certain limitations, Holders of a majority in principal amount of the then outstanding EchoStar Exchange Notes issued under this EchoStar Exchange Notes Indenture may direct the Trustee in its exercise of any trust or power.

(d)	The Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes, by written notice to the Trustee, may on behalf of the Holders of all of the EchoStar Exchange Notes rescind an acceleration or waive any existing Default or Event of Default and its consequences under the EchoStar Exchange Notes Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the EchoStar Exchange Notes.

(e)	The Company is required to deliver to the Trustee, in its capacity as trustee of this EchoStar Exchange Notes Indenture, annually a statement regarding compliance with the EchoStar Exchange Notes Indenture, and the Company is required, upon becoming aware of any Default or Event of Default thereunder to deliver to the Trustee a statement specifying such Default or Event of Default.

(f)	If the EchoStar Exchange Notes are accelerated or otherwise become due prior to their stated maturity (including the acceleration of any portion of the Indebtedness evidenced by the EchoStar Exchange Notes by operation of law), the amount that shall then be due and payable shall be equal to:

(A)	(i) 100% of the principal amount of the EchoStar Exchange Notes then outstanding plus the Applicable Premium in effect on the date of such acceleration, or (ii) the applicable redemption price in effect on the date of such acceleration, as applicable, plus

(B)	accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest to, but excluding, the date of such acceleration,

in each case as if such acceleration were an optional redemption of the EchoStar Exchange Notes so accelerated.

Notwithstanding the generality of the foregoing, if the EchoStar Exchange Notes are accelerated or otherwise become due prior to their stated maturity (including the acceleration of any portion of the Indebtedness evidenced by the EchoStar Exchange Notes by operation of law), the Applicable Premium or the amount by which the applicable redemption price exceeds the principal amount of the EchoStar Exchange Notes (the “Redemption Price Premium”), as applicable, with respect to an optional redemption of the EchoStar Exchange Notes shall also be due and payable as though the EchoStar Exchange Notes had been optionally redeemed on the date of such acceleration and shall constitute part of the obligations with respect to the EchoStar Exchange Notes in view of the impracticability and difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each holder’s lost profits as a result thereof. If the Applicable Premium or the Redemption Price Premium, as applicable, becomes due and payable, it shall be deemed to be principal of the EchoStar Exchange Notes and interest shall accrue on the full principal amount of the EchoStar Exchange Notes (including the Applicable Premium or the Redemption Price Premium, as applicable) from and after the applicable triggering event. Any premium payable pursuant to this paragraph shall be presumed to be liquidated damages sustained by each Holder as the result of the acceleration of the EchoStar Exchange Notes, and the Company agrees that it is reasonable under the circumstances currently existing. The premium shall also be payable in the event the EchoStar Exchange Notes or the EchoStar Exchange Notes Indenture are satisfied, released or discharged through foreclosure, whether by judicial proceeding, deed in lieu of foreclosure or by any other means. THE COMPANY AND EACH GUARANTOR EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Company expressly agrees (to the fullest extent it may lawfully do so) that: (A) the premium is reasonable and is the product of an arm’s length transaction between sophisticated business entities ably represented by counsel; (B) the premium shall be payable notwithstanding the then prevailing market rates at the time acceleration occurs; (C) there has been a course of conduct between the Holders and the Company giving specific consideration in this transaction for such agreement to pay the premium; and (D) the Company shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Company expressly acknowledges that its agreement to pay the premium to the Holders as herein described is a material inducement to the Holders to purchase the EchoStar Exchange Notes.

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Section 6.03      Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium if any, and interest on the EchoStar Exchange Notes or to enforce the performance of any provision of this EchoStar Exchange Notes or this EchoStar Exchange Notes Indenture. To the extent permitted by the Intercreditor Agreement, the Trustee may direct the Collateral Agent (subject to being indemnified and/or secured to its satisfaction in accordance with the Intercreditor Agreement) to take enforcement action with respect to the Collateral if any amount is declared or becomes due and payable pursuant to Section 6.02 (but not otherwise).

The Trustee may maintain a proceeding even if it does not possess any of the EchoStar Exchange Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04      Waiver of Past Defaults. Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes by notice to the Trustee may on behalf of the Holders of all of the EchoStar Exchange Notes rescind an acceleration or waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal, premium if any, or interest on, the EchoStar Exchange Notes.

Section 6.05      Control by Majority. Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee subject to certain exceptions. However, the Trustee may refuse to follow any direction that conflicts with law or this EchoStar Exchange Notes Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.

Section 6.06      Limitation on Suits. Subject to Section 7.01, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers hereunder at the request or direction of any Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. No Holder may pursue any remedy with respect to this EchoStar Exchange Notes Indenture or the EchoStar Exchange Notes unless:

(1)	such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)	Holders of at least 25% in aggregate principal amount of the then outstanding EchoStar Exchange Notes have requested to the Trustee to pursue the remedy;

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(3)	such Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder may not use this EchoStar Exchange Notes Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders). For the avoidance of doubt, this Section 6.06 shall not limit the right of any Holder to pursue claims that do not arise under this EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes or the Security Documents.

Section 6.07      Rights of Holders to Receive Payment. Notwithstanding any other provision of this EchoStar Exchange Notes Indenture, the right of any Holder to receive payment of principal, premium if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase or upon acceleration), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this EchoStar Exchange Notes Indenture upon any property subject to such Lien.

Section 6.08      Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium if any, and interest remaining unpaid on, the EchoStar Exchange Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09      Trustee May File Proofs of Claim. Subject to the Intercreditor Agreement, the Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the EchoStar Exchange Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the EchoStar Exchange Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

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Section 6.10      Priorities. If the Trustee or the Collateral Agent collects any money or property pursuant to this Article VI, it shall, subject to the terms of the Intercreditor Agreement, pay out the money or property in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the EchoStar Exchange Notes for principal, premium if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the EchoStar Exchange Notes for principal, premium if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11      Undertaking for Costs. In any suit for the enforcement of any right or remedy under this EchoStar Exchange Notes Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding EchoStar Exchange Notes.

Section 6.12      Limitation on Powers of Trustee and Collateral Agent. All powers of the Trustee and Collateral Agent under this EchoStar Exchange Notes Indenture and the Security Documents, in its capacity as Trustee and Collateral Agent, will be subject to applicable provisions of the Communications Act, including without limitation, the requirements of prior approval for de facto or de jure transfer of control or assignment of Title III licenses.

Article VII
TRUSTEE

Section 7.01      Duties of Trustee.

(a)	If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this EchoStar Exchange Notes Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)	Except during the continuance of an Event of Default:

(1)	the duties of the Trustee will be determined solely by the express provisions of this EchoStar Exchange Notes Indenture and the Trustee need perform only those duties that are specifically set forth in this EchoStar Exchange Notes Indenture and no others, and no implied covenants or obligations shall be read into this EchoStar Exchange Notes Indenture against the Trustee; and

(2)	in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this EchoStar Exchange Notes Indenture; provided, however, in the case of any such certificates or opinions which any provision hereof are specifically required to be furnished to the Trustee, the Trustee will examine such certificates and opinions to determine whether or not they conform to the requirements of this EchoStar Exchange Notes Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

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(c)	The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)	this paragraph does not limit the effect of Section 7.01(b);

(2)	the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)	the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof (it being understood that the Trustee shall in all events have the right to consult with the Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes for purposes of receiving such a direction with respect to any action that it proposes to take or omit to take).

(d)	Whether or not therein expressly so provided, every provision of this EchoStar Exchange Notes Indenture that in any way relates to the Trustee is subject to Section 7.01(a), (b), and (c).

(e)	No provision of this EchoStar Exchange Notes Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this EchoStar Exchange Notes Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)	The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02      Rights of Trustee.

(a)	The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)	Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)	The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)	The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this EchoStar Exchange Notes Indenture.

(e)	Unless otherwise specifically provided in this EchoStar Exchange Notes Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

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(f)	The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this EchoStar Exchange Notes Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)	The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)	The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this EchoStar Exchange Notes Indenture.

(i)	In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)	The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the EchoStar Exchange Notes and this EchoStar Exchange Notes Indenture.

(k)	The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including, without limitation, the Collateral Agent), and each agent, custodian and other Person employed to act hereunder.

(l)	The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this EchoStar Exchange Notes Indenture.

Section 7.03      Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of EchoStar Exchange Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 and Section 7.11 hereof.

Section 7.04      Trustee’s Disclaimer. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this EchoStar Exchange Notes Indenture or the EchoStar Exchange Notes, it shall not be accountable for the Company’s use of the proceeds from the EchoStar Exchange Notes or any money paid to the Company or upon the Company’s direction under any provision of this EchoStar Exchange Notes Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the EchoStar Exchange Notes or any other document in connection with the sale of the EchoStar Exchange Notes or pursuant to this EchoStar Exchange Notes Indenture other than its certificate of authentication.

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Section 7.05      Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal, premium if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06      Reports by Trustee to Holders.

(a)	Within 60 days after each May 30 beginning with May 30, 2025, and for so long as EchoStar Exchange Notes remain outstanding, the Trustee will transmit to the Holders a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA §313(b)(2). The Trustee will also transmit all reports as required by TIA §313(c).

(b)	A copy of each report at the time of its transmission to the Holders will be transmitted by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the EchoStar Exchange Notes are listed in accordance with TIA §313(d). The Company will promptly notify the Trustee when the EchoStar Exchange Notes are listed on any stock exchange and of any delisting thereof.

Section 7.07      Compensation and Indemnity.

(a)	The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this EchoStar Exchange Notes Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)	The Company and the Guarantors, jointly and severally, will indemnify the Trustee and its agents for, and hold them harmless against, any and all losses, damages, claims, liabilities or expenses (other than taxes based upon, measured by or determined by the income of the Trustee), it arising out of or in connection with the acceptance or administration of the trust or trusts under this EchoStar Exchange Notes Indenture, including the costs and expenses of enforcing this EchoStar Exchange Notes Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, damage, claim, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)	The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this EchoStar Exchange Notes Indenture.

(d)	To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the EchoStar Exchange Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular EchoStar Exchange Notes. Such Lien will survive the satisfaction and discharge of this EchoStar Exchange Notes Indenture.

(e)	When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

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(f)	The Trustee will comply with the provisions of TIA §313(b)(2) to the extent applicable.

Section 7.08      Replacement of Trustee.

(a)	A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)	The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1)	the Trustee fails to comply with Section 7.10 hereof;

(2)	the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)	a custodian or public officer takes charge of the Trustee or its property; or

(4)	the Trustee becomes incapable of acting.

(c)	If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes will promptly appoint a successor Trustee.

(d)	If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, at the expense of the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding EchoStar Exchange Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)	If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)	A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this EchoStar Exchange Notes Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09      Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10      Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This EchoStar Exchange Notes Indenture will always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5). The Trustee is subject to TIA §310(b).

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Section 7.11      Preferential Collection of Claims Against Company. The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

Section 7.12      Limitation on Duty of Trustee in Respect of Collateral.

(a)            Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for the preparing or filing any financing or continuation statements or preparing or recording any documents or instruments in any public office at any time or times or, beyond exercising reasonable care in the custody of possessory collateral delivered to the Trustee in accordance with the Security Documents, otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

(b)            The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this EchoStar Exchange Notes Indenture or the Security Documents by the Company or the Guarantors.

Article VIII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01      Option to Effect Legal Defeasance or Covenant Defeasance. The Company may at any time elect to have either Section 8.02 or Section 8.03 hereof be applied to all outstanding EchoStar Exchange Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.02      Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding EchoStar Exchange Notes and Notes Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding EchoStar Exchange Notes and the Notes Guarantees, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this EchoStar Exchange Notes Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such EchoStar Exchange Notes, the Notes Guarantees and this EchoStar Exchange Notes Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)	the rights of Holders of outstanding EchoStar Exchange Notes to receive payments in respect of the principal of, or interest or premium if any, on, such EchoStar Exchange Notes when such payments are due from the trust referred to in Section 8.04 hereof;

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(2)	the Company’s obligations with respect to the EchoStar Exchange Notes under Section 2.03, Section 2.04, Section 2.06, Section 2.07, Section 2.10 and Section 4.02 hereof;

(3)	the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; and

(4)	this Article VIII.

Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03      Covenant Defeasance. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Section 4.03, Section 4.07, Section 4.08, Section 4.09, Section 4.10, Section 4.11, Section 4.12, Section 4.14, Section 4.15, Section 4.16, Section 4.17 and Section 4.18 hereof with respect to the outstanding EchoStar Exchange Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the EchoStar Exchange Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such EchoStar Exchange Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding EchoStar Exchange Notes and Notes Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this EchoStar Exchange Notes Indenture and such EchoStar Exchange Notes and Notes Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Section 6.01(3) through (7) and Section 6.01(11) hereof will not constitute Events of Default.

Section 8.04      Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance, with respect to the EchoStar Exchange Notes under either Section 8.02 or Section 8.03 hereof:

(1)	the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest on, the outstanding EchoStar Exchange Notes on the stated maturity or on the applicable optional redemption date, as the case may be;

(2)	in the case of Legal Defeasance, the Company shall deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A)	the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)	since the date of this EchoStar Exchange Notes Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding EchoStar Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

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(3)	in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to such Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(5)	such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this EchoStar Exchange Notes Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)	the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any of its other creditors or with the intent of defeating, hindering, delaying or defrauding any of its other creditors or others; and

(7)	the Company must deliver to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance relating to the EchoStar Exchange Notes have been complied with.

Section 8.05      Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding EchoStar Exchange Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such EchoStar Exchange Notes and this EchoStar Exchange Notes Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such EchoStar Exchange Notes of all sums due and to become due thereon in respect of principal, premium if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding EchoStar Exchange Notes.

Notwithstanding anything in this Article VIII to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

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Section 8.06      Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07      Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this EchoStar Exchange Notes Indenture and the EchoStar Exchange Notes and the Notes Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such EchoStar Exchange Notes to receive such payment from the money held by the Trustee or Paying Agent.

Article IX
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01      Without Consent of Holders. Notwithstanding Section 9.02 hereof, the Company, the Guarantors, the Trustee and the Collateral Agent, as the case may be, may amend or supplement this EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes, the Notes Guarantees, or the Security Documents without the consent of any Holder:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated EchoStar Exchange Notes in addition to or in place of certificated EchoStar Exchange Notes;

(3)	to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders in the case of a merger or consolidation or sale of all or substantially all of the Company’s or a Guarantor’s assets, as applicable;

(4)	to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of this EchoStar Exchange Notes Indenture under the TIA;

(6)	to conform the text of this EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes, the Notes Guarantees or the Security Documents to any provision of the “Description of the EchoStar Exchange Notes” section of the Company’s prospectus filed with the SEC pursuant to Rule 424(b)(3) under the Securities Act on October 10, 2024 to the extent that such provision in such “Description of the EchoStar Exchange Notes” was intended to be a verbatim or substantially verbatim recitation of a provision thereof;

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(7)	to enter into additional or supplemental Security Documents or provide for additional Collateral;

(8)	to allow any Guarantor to execute a supplemental indenture;

(9)	to make, complete or confirm any Notes Guarantee or any grant of Collateral permitted or required by the EchoStar Exchange Notes Indenture, any Intercreditor Agreement or any of the Security Documents;

(10)	to release Notes Guarantees or any Collateral when permitted or required by the terms of this EchoStar Exchange Notes Indenture, any Intercreditor Agreement and the Security Documents;

(11)	to evidence and provide for the acceptance and appointment under this EchoStar Exchange Notes Indenture of successor trustees pursuant to the requirements thereof;

(12)	to secure any Notes Obligations under the Security Documents; or

(13)	to provide for the issuance of PIK Notes and Additional Notes in accordance with the limitations set forth in the EchoStar Exchange Notes Indenture.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee and/or the Collateral Agent, as the case may be, may join with the Company and the Guarantors in the execution of any amended or supplemental indenture or amendment or supplement to the EchoStar Exchange Notes, the Notes Guarantees or the Security Documents authorized or permitted by the terms of this EchoStar Exchange Notes Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but in all events the Trustee and the Collateral Agent will not be obligated to enter into such amended or supplemental indenture or amendment or supplement to the EchoStar Exchange Notes, the Notes Guarantees or the Security Documents that affects its own rights, duties or immunities under this EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes, the Notes Guarantees or the Security Documents or otherwise.

Section 9.02      With Consent of Holders. Except as provided below in this Section 9.02, the Company, the Guarantors, the Trustee and the Collateral Agent, as the case may be, may amend or supplement this EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes, the Notes Guarantees and the Security Documents with the consent of the Holders of a majority in principal amount of the then outstanding EchoStar Exchange Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the EchoStar Exchange Notes), and except as provided in the next two paragraphs, any existing Default or Event of Default or compliance with any provision of this EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes, or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the EchoStar Exchange Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the EchoStar Exchange Notes).

Without the consent of each Holder affected, however, an amendment, supplement or waiver under this Section 9.02 may not:

(1)	reduce the aggregate principal amount of EchoStar Exchange Notes whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any EchoStar Exchange Note or reduce the premium payable upon the redemption of any EchoStar Exchange Note;

(3)	reduce the rate of or change the time for payment of interest on any EchoStar Exchange Note;

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(4)	waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the EchoStar Exchange Notes (except a rescission of acceleration of the EchoStar Exchange Notes by the Holders of a majority in aggregate principal amount of the EchoStar Exchange Notes and a waiver of the Payment Default that resulted from such acceleration);

(5)	make any EchoStar Exchange Note payable in money other than that stated in the EchoStar Exchange Notes;

(6)	make any change in the provisions of this EchoStar Exchange Notes Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or interest on the EchoStar Exchange Notes;

(7)	waive a redemption payment or mandatory redemption with respect to any EchoStar Exchange Note;

(8)	release any Guarantor from any of its obligations under its Notes Guarantee or this EchoStar Exchange Notes Indenture, except as set forth in Article X;

(9)	subordinate, or have the effect of subordinating, the obligations under the EchoStar Exchange Notes to any other Indebtedness (including to other obligations under the EchoStar Exchange Notes pursuant to changes to any recovery waterfall or otherwise), or subordinate, or have the effect of subordinating, the Liens securing the obligations under the EchoStar Exchange Notes to Liens securing any other Indebtedness; or

(10)	make any change to clauses (1) through (9) above.

In addition, without the consent of Holders of at least 75% of the outstanding principal amount of the EchoStar Exchange Notes then outstanding, an amendment or a waiver may not (i) release all or substantially all of the Collateral from the Liens of the Security Documents otherwise than in accordance with the terms of this EchoStar Exchange Notes Indenture and the Security Documents, (ii) make any changes in the provisions of Section 4.11, (iii) make any changes in the provisions under Section 4.08, or (iv) make any changes in the provisions under or related to Section 4.16.

Upon the request of the Company and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee and/or the Collateral Agent, as the case may be, will join with the Company and the Guarantors in the execution of such amended or supplemental indenture or amendment or supplement to the EchoStar Exchange Notes, the Notes Guarantees or the Security Documents unless such amended or supplemental indenture or amendment or supplement to the EchoStar Exchange Notes, the Notes Guarantees or the Security Documents directly affects the Trustee’s or the Collateral Agent’s own rights, duties or immunities under this EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes, the Notes Guarantees or the Security Documents or otherwise, in which case the Trustee or the Collateral Agent, as the case may be, may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture or amendment or supplement to the EchoStar Exchange Notes, the Notes Guarantees or the Security Documents.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will transmit to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to transmit such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, or supplemental or waiver.

Section 9.03      Compliance with Trust Indenture Act.

Every amendment or supplement to this EchoStar Exchange Notes Indenture or the EchoStar Exchange Notes will be set forth in an amendment or supplemental indenture that complies with the TIA as then in effect.

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Section 9.04      Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of an EchoStar Exchange Note is a continuing consent by the Holder of an EchoStar Exchange Note and every subsequent Holder of an EchoStar Exchange Note or portion of an EchoStar Exchange Note that evidences the same debt as the consenting Holder’s EchoStar Exchange Note, even if notation of the consent is not made on any EchoStar Exchange Note. However, any such Holder of an EchoStar Exchange Note or subsequent Holder of an EchoStar Exchange Note may revoke the consent as to its EchoStar Exchange Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05      Notation on or Exchange of EchoStar Exchange Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any EchoStar Exchange Note thereafter authenticated. The Company in exchange for all EchoStar Exchange Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new EchoStar Exchange Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new EchoStar Exchange Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06      Trustee to Sign Amendments, etc. The Trustee and/or the Collateral Agent will sign any amendment, supplement or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent. The Company may not sign an amendment, supplement or supplemental indenture until the Board of Directors of the Company approves it. In executing any amendment, supplement or supplemental indenture, the Trustee and the Collateral Agent will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or supplemental indenture is authorized or permitted by this EchoStar Exchange Notes Indenture and the Security Documents.

Article X
NOTES GUARANTEES

Section 10.01      Guarantee.

(a)	Subject to this Article X, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of an EchoStar Exchange Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes or the obligations of the Company hereunder or thereunder, that:

(1)	the principal of, premium if any, and interest on, the EchoStar Exchange Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the EchoStar Exchange Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)	in case of any extension of time of payment or renewal of any EchoStar Exchange Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

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(b)	The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the EchoStar Exchange Notes or this EchoStar Exchange Notes Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Notes Guarantee will not be discharged except by complete performance of the obligations contained in the EchoStar Exchange Notes and this EchoStar Exchange Notes Indenture.

(c)	If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Notes Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)	Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Notes Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Notes Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Notes Guarantee.

Section 10.02      Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of EchoStar Exchange Notes, each Holder, hereby confirms that it is the intention of all such parties that the Notes Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Notes Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Notes Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03      Releases.

(a)	The Notes Guarantee of a Guarantor will be discharged and released upon the delivery to the Trustee and Collateral Agent of an Officer’s Certificate stating that one of the following has occurred, and an Opinion of Counsel that all conditions to such release under the terms of this EchoStar Exchange Notes Indenture have been satisfied:

(1)	with respect to a Spectrum Assets Guarantor and any Equity Pledge Guarantor that holds the Equity Interests of such Spectrum Assets Guarantor, upon the sale or other disposition of all of the Equity Interests of such Spectrum Assets Guarantor or all or substantially all of the assets of such Spectrum Assets Guarantor (including by way of merger or consolidation) to (a) a Person other than an Affiliate of such Guarantor or (b) a Spectrum Joint Venture, in each case, if such sale or disposition does not violate the provisions set forth under Section 4.09 or Section 5.01 hereto, as applicable;

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(2)	upon payment in full of the EchoStar Exchange Notes together with accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest thereon and payment and performance of all other obligations (other than contingent obligations that survive termination) of the Company and the Guarantors under the EchoStar Exchange Notes Documents;

(3)	upon Legal Defeasance or Covenant Defeasance as set forth under Article VIII hereto or upon satisfaction and discharge of this EchoStar Exchange Notes Indenture as set forth under Article XII hereto; or

(4)	with the consent of Holders of the requisite aggregate principal amount of the EchoStar Exchange Notes as set forth under Section 9.02.

Upon any release of a Guarantor from its Notes Guarantee, such Guarantor will be automatically and unconditionally released from its obligations under the Security Documents.

Notwithstanding anything to the contrary herein, a release pursuant to the foregoing clause (1) shall not be permitted while any Default or Event of Default has occurred and is continuing.

(b)	Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that the conditions precedent under this EchoStar Exchange Notes Indenture to the release of a Guarantor from its Notes Guarantee pursuant to Section 10.03(a)(1) through (a)(4), the Trustee will execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Notes Guarantee.

(c)	Any Guarantor not released from its obligations under its Notes Guarantee as provided in this Section 10.03 will remain liable for the full amount of principal of and interest and premium if any, on the EchoStar Exchange Notes and for the other obligations of any Guarantor under this EchoStar Exchange Notes Indenture as provided in this Article X.

Article XI
Collateral and Security

Section 11.01      Grant of Security Interest. The due and punctual payment of the principal of and interest if any, on the EchoStar Exchange Notes and all Obligations with respect to each Notes Guarantee when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the EchoStar Exchange Notes and performance of all other obligations of the Company and the Guarantors to the Holders or the Trustee under this EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes and the Notes Guarantees, as applicable, according to the terms hereunder or thereunder, are secured as provided in the Security Documents.

Each Holder, by its acceptance thereof, consents and agrees to the terms of the Security Documents as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent (i) to enter into the Security Documents (including, for the avoidance of doubt, the First Lien Intercreditor Agreement), (ii) to perform its obligations and exercise its rights thereunder in accordance therewith, and (iii) subject to receipt by the Collateral Agent of the Officer’s Certificates and Opinions of Counsel required pursuant to Sections 9.06 and 13.04 hereof, to enter into any additional Intercreditor Agreements, satisfactory in form to the Collateral Agent (for the avoidance of doubt, the Second Lien Intercreditor Agreement, substantially in the form of Exhibit D hereto, shall be deemed satisfactory to the Collateral Agent), upon having received written instruction from the Company to do so. The Collateral Agent will have no duties or obligations with respect to the Collateral except those expressly set forth hereunder or in the applicable Security Documents or the Intercreditor Agreements and no implied covenants or obligations shall be read into such documents against the applicable Collateral Agent.

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The Company and the Guarantors will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby and by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes and the Notes Guarantees secured hereby, according to the intent and purposes herein expressed.

The Company will take, and will cause the Guarantors to take, any and all actions required to cause the Security Documents to create and maintain, as security for the Obligations of the Company and the Guarantors hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Trustee and the Holders, subject to no Liens other than as permitted in this EchoStar Exchange Notes Indenture.

Section 11.02      Security Interest During an Event of Default. If an Event of Default occurs and is continuing, the Trustee may, in addition to any rights and remedies available to it under this EchoStar Exchange Notes Indenture and the Security Documents, take such action as it deems advisable to protect and enforce its rights in the Collateral, including the institution of sale or foreclosure proceedings.

So long as no Event of Default has occurred and is continuing, and subject to certain terms and conditions set forth in this EchoStar Exchange Notes Indenture and the Security Documents, the Company and the Guarantors will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the Collateral and to exercise any voting and other consensual rights pertaining to the Collateral. Upon the occurrence and continuation of an Event of Default, to the extent permitted by applicable law and subject to the provisions of any applicable Intercreditor Agreement and the Security Documents (including notice requirements set forth in the Security Documents):

1.	all of the rights of the Guarantors to exercise voting or other consensual rights with respect to all Equity Interests included in the Collateral shall cease, and all such rights shall become vested in the Collateral Agent, which, to the extent permitted by applicable law, shall have the sole right to exercise such voting and other consensual rights in accordance with the written direction from the Required Holders (it being understood that, until receipt by the Collateral Agent of such written direction, it shall have no obligation to exercise, and shall incur no liability for not exercising, such voting or other consensual rights); and

2.	the Collateral Agent may take possession of and sell the Collateral or any part thereof in accordance with the terms of applicable law and the Security Documents.

Section 11.03      Recording and Opinions.

(a)	The Company will furnish to the Trustee simultaneously with the execution and delivery of this EchoStar Exchange Notes Indenture an Opinion of Counsel either:

(1)	stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registering and filing of this EchoStar Exchange Notes Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Security Documents, and reciting with respect to the security interests in the Collateral, the details of such action; or

(2)	stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

(b)	The Company and the Guarantors will furnish to the Collateral Agent and the Trustee within 30 days of May 30 of each year beginning with May 30, 2025, an Opinion of Counsel, dated as of such date, either:

(1)	stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given; or

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(2)	stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

(c)	The Company will otherwise comply with the provisions of TIA §314(b).

Section 11.04      Release of Collateral.

(a)	The Liens on the Collateral securing the Notes Guarantees will be released upon the delivery to the Trustee and Collateral Agent of an Officer’s Certificate that one of the following has occurred, and an Opinion of Counsel that all conditions to such release under the terms of the EchoStar Exchange Notes Indenture have been satisfied:

(1)	in whole, upon:

(A)	payment in full of the EchoStar Exchange Notes together with accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest thereon and performance of all other obligations (other than contingent obligations that survive termination) of the Company and the Guarantors under the EchoStar Exchange Notes Documents; or

(B)	Legal Defeasance or Covenant Defeasance as set forth in Article VIII hereto or upon satisfaction and discharge of this EchoStar Exchange Notes Indenture as set in Article XII hereto;

(2)	with respect to the property and assets of any Guarantor constituting Collateral, upon the release of such Guarantor from its Notes Guarantee in accordance with the terms of this EchoStar Exchange Notes Indenture;

(3)	as to any Collateral that is sold, assigned, transferred, conveyed or otherwise disposed of to (a) a Person other than an Affiliate of such Guarantor or (b) a Spectrum Joint Venture, in each case in a transaction that at the time of such sale or disposition does not violate the provisions set forth in Section 4.09 and Section 5.01 hereto, as applicable;

(4)	in whole or in part, with the consent of Holders of the requisite aggregate principal amount of EchoStar Exchange Notes set forth in Article IX hereto; or

(5)	if and to the extent required by any Intercreditor Agreement.

Notwithstanding anything to the contrary herein, a release pursuant to the foregoing clause (3) shall not be permitted while any Default or Event of Default has occurred and is continuing. Any request to the Trustee and Collateral Agent to release Collateral shall be accompanied by an Opinion of Counsel and Officer’s Certificate stating that such release complies with this EchoStar Exchange Notes Indenture and the Security Documents.

(b)	The Company will comply with TIA §314(a)(1).

(c)	To the extent applicable, the Company will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an officer of the Company except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected. Notwithstanding anything to the contrary in this paragraph, neither the Company nor the Guarantors will be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable with respect to the released Collateral.

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Section 11.05      Certificates of the Company and the Guarantors; Opinions of Counsel. The Company and the Guarantors will furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to this EchoStar Exchange Notes Indenture and the Security Documents:

1.	all documents required by TIA §314(d); and

2.	an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA §314(d).

The Trustee may, to the extent permitted by Section 7.01 and Section 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

In the event that the Trustee or the Collateral Agent is requested by the Company to execute any necessary or proper instrument or document to evidence or acknowledge the release, satisfaction or termination of any Lien securing the Notes Obligations, the Trustee or the Collateral Agent, as applicable, shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent under this EchoStar Exchange Notes Indenture, the Security Documents and the Intercreditor Agreements to such release have been complied with and that it is permitted for the Trustee and/or the Collateral Agent to execute and deliver the instruments or documents requested by the Company in connection with such release. Any such instrument or document shall be prepared by the Company. Neither the Trustee nor the Collateral Agents shall be liable for any such release undertaken in reliance upon any such Officers’ Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Security Document or in the Intercreditor Agreements to the contrary, neither the Trustee nor the Collateral Agents shall be under any obligation to release any such Lien, or execute and deliver any such instrument or document of release, satisfaction or termination with respect thereto, unless and until it receives such Officers’ Certificate and Opinion of Counsel, upon which it shall be entitled to conclusively rely.

Section 11.06      [Reserved].

Section 11.07      Authorization of Actions to Be Taken by the Trustee Under the Security Documents. Subject to the provisions of Section 7.01 and Section 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to, take all actions it deems necessary or appropriate in order to:

1.	enforce any of the terms of the Security Documents; and

2.	collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder.

The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of this EchoStar Exchange Notes Indenture or the Security Documents, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

Section 11.08      Authorization of Receipt of Funds by the Trustee Under the Security Documents. The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders of according to the provisions of this EchoStar Exchange Notes Indenture.

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Section 11.09      Concerning the Collateral Agent. (a) The provisions of this Section 11.09 are solely for the benefit of the Collateral Agent (except as otherwise provided herein for the benefit of the Trustee) and none of the Company or any of the Guarantors nor any of the Holders shall have any rights as a third-party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this EchoStar Exchange Notes Indenture and the Security Documents, the Collateral Agent shall have only those duties or responsibilities expressly provided hereunder or thereunder and the Collateral Agent shall not have nor be deemed to have any fiduciary relationship with the Trustee, the Company, any other Guarantor or any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this EchoStar Exchange Notes Indenture and the Security Documents or otherwise exist against the Collateral Agent.

(b)            The Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee with respect to the Security Documents and the Collateral. For the avoidance of doubt, the Collateral Agent shall have no discretion under this EchoStar Exchange Notes Indenture, the Intercreditor Agreements or any other Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes or the Trustee, as applicable. After the occurrence of an Event of Default, subject to the provisions of the Security Documents, the Trustee may direct the Collateral Agent in connection with any action required or permitted by this EchoStar Exchange Notes Indenture or the Security Documents.

(c)            None of the Collateral Agent or any of its respective Affiliates shall be liable for any action taken or omitted to be taken by any of them under or in connection with this EchoStar Exchange Notes Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Security Document or the transactions contemplated thereby (except for its own gross negligence or willful misconduct).

(d)            Other than in connection with a release of Collateral permitted under Section 11.04 (except as may be required by Section 9.02), in each case that the Collateral Agent may or is required hereunder or under any other Security Document to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any other Security Document, the Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes. The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes. Subject to the Security Documents, if the Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.

(e)            Beyond the exercise of reasonable care in the custody of the collateral in its possession, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

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(f)             The Collateral Agent will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent, as determined by a court of competent jurisdiction in a final, non-appealable order, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Agent hereby disclaims any representation or warranty to the present and future Holders of the EchoStar Exchange Notes concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

(g)            In the event that the Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s or the Trustee’s sole discretion, as applicable, may cause the Collateral Agent or the Trustee, as applicable, to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent or the Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent and the Trustee reserve the right, instead of taking such action, either to resign as Collateral Agent or Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. Neither the Collateral Agent nor the Trustee will not be liable to any person for any environmental claims or any environmental liabilities or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment. If at any time it is necessary or advisable for the Collateral to be possessed, owned, operated or managed by any person other than the Guarantor, the Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes shall direct the Collateral Agent or Trustee, as applicable, to appoint an appropriately qualified person who they shall designate to possess, own, operate or manage, as the case may be, the Collateral.

(h)            The Collateral Agent shall be entitled to all of the protections, immunities, indemnities, rights and privileges of the Trustee set forth in this EchoStar Exchange Notes Indenture and all such protections, immunities, indemnities, rights and privileges shall apply to the Collateral Agent in its roles under any other Security Document, whether or not expressly stated therein.

(i)             The Collateral Agent shall be entitled to compensation, reimbursement and indemnity as set forth in Section 7.07.

(j)             For the avoidance of doubt, the Trustee and the Collateral Agent shall act only within the United States, and shall not be subject to any foreign law, be required to act in any jurisdiction located outside the United States or be required to execute any foreign law governed document.

(k)            The Collateral Agent shall not be responsible for the preparing or filing any financing or continuation statements or preparing or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.

(l)             The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this EchoStar Exchange Notes Indenture or the Security Documents by the Company or the Guarantors.

(m)           In no event shall the Collateral Agent be required to enter into any account control agreement which requires it to indemnify or reimburse any party thereto from the Collateral Agent’s own funds or from funds other than those received by the Collateral Agent from the applicable account and actually in the possession of the Collateral Agent at the time it receives any demand for reimbursement or indemnification.

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Article XII
satisfaction and discharge

Section 12.01      Satisfaction and Discharge.

(a)	This EchoStar Exchange Notes Indenture and the rights of the Trustee and the Holders under the Security Documents will be discharged and will cease to be of further effect as to all EchoStar Exchange Notes issued hereunder, when:

(1)	either:

(A)	all such EchoStar Exchange Notes that have been authenticated, except lost, stolen or destroyed EchoStar Exchange Notes that have been replaced or paid and EchoStar Exchange Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(B)	all such EchoStar Exchange Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the issuance of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the EchoStar Exchange Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(2)	no Default or Event of Default under this EchoStar Exchange Notes Indenture has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3)	the Company or any Guarantor has paid or caused to be paid all sums payable by it with respect to the EchoStar Exchange Notes under this EchoStar Exchange Notes Indenture; and

(4)	the Company has delivered irrevocable written instructions to the Trustee under this EchoStar Exchange Notes Indenture to apply the deposited money toward the payment of the EchoStar Exchange Notes at maturity or on the redemption date, as the case may be.

(b)	In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(c)	Notwithstanding the satisfaction and discharge of this EchoStar Exchange Notes Indenture, if money has been deposited with the Trustee pursuant to Section 12.01(a)(1)(B) hereof, the provisions of Section 12.02 and Section 8.06 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this EchoStar Exchange Notes Indenture.

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Section 12.02      Application of Trust Money. Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the EchoStar Exchange Notes and this EchoStar Exchange Notes Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this EchoStar Exchange Notes Indenture and the EchoStar Exchange Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal, premium if any, or interest on, any EchoStar Exchange Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such EchoStar Exchange Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Section 12.03      Deposited Money and U.S. Government Securities to Be Held in Trust; Indemnity.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 12.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding EchoStar Exchange Notes.

Article XIII
MISCELLANEOUS

Section 13.01      Trust Indenture Act Controls. If any provision of this EchoStar Exchange Notes Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 13.02      Notices. Any notice or communication by the Company, any Guarantor, the Trustee or the Collateral Agent to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), e-mail or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

EchoStar Corporation

9601 South Meridian Boulevard

Englewood, Colorado 80112

(303) 723-1000

Attention: General Counsel

With a copy to:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 819-8200

Attention: Jonathan Michels

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 16th floor

Houston, Texas 77002

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Attention: Collateral Trust Administration

E-mail: rafael.martinez@bnymellon.com

Tel: (713) 483-6535

If to the Collateral Agent:

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 16th floor

Houston, Texas 77002

Attention: Collateral Trust Administration

E-mail: rafael.martinez@bnymellon.com

Tel: (713) 483-6535

The Company, any Guarantor, the Trustee or the Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by e-mail; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA §313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

The Trustee and the Collateral Agent shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this EchoStar Exchange Notes Indenture and the Security Documents and delivered using Electronic Means (as defined below); provided, however, that the Company and/or the Guarantors, as applicable, shall provide to the Trustee and the Collateral Agent an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company and/or the Guarantors, as applicable, whenever a person is to be added or deleted from the listing. If the Company and/or the Guarantors, as applicable, elects to give the Trustee or Collateral Agent Instructions using Electronic Means and the Trustee or Collateral Agent in its discretion elects to act upon such Instructions, the Trustee’s and the Collateral Agent’s understanding, as applicable, of such Instructions shall be deemed controlling. The Company and/or the Guarantors, as applicable, understand and agree that the Trustee and the Collateral Agent cannot determine the identity of the actual sender of such Instructions and that the Trustee and the Collateral Agent shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee and the Collateral Agent have been sent by such Authorized Officer. The Company and/or the Guarantors, as applicable, shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and the Collateral Agent and that the Company and/or the Guarantors, as applicable, and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company and/or the Guarantors, as applicable. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or the Collateral’s, as applicable, reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company and/or the Guarantors, as applicable, agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee and the Collateral Agent, including without limitation the risk of the Trustee and Collateral Agent acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and the Collateral Agent and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company and/or the Guarantor, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee and the Collateral Agent, as applicable, immediately upon learning of any compromise or unauthorized use of the security procedures.

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“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

Notwithstanding any other provision of this EchoStar Exchange Notes Indenture or any EchoStar Exchange Note, where this EchoStar Exchange Notes Indenture or any EchoStar Exchange Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

Section 13.03      Communication by Holders of EchoStar Exchange Notes with Other Holders of EchoStar Exchange Notes. Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this EchoStar Exchange Notes Indenture or the EchoStar Exchange Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

Section 13.04      Officer’s Certificate and Opinion of Counsel as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this EchoStar Exchange Notes Indenture, the Company shall furnish to the Trustee:

1.	an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this EchoStar Exchange Notes Indenture relating to the proposed action have been satisfied; and

2.	an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05      Statements Required in Officer’s Certificate or Opinion of Counsel. Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this EchoStar Exchange Notes Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) must comply with the provisions of TIA §314(e) and must include:

1.	a statement that the Person making such certificate or opinion has read such covenant or condition;

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2.	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

3.	a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or

4.	a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06      Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07      No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under this EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes, the Notes Guarantees or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting an EchoStar Exchange Note waives and releases all such liability to the extent permitted under applicable law. The waiver and release are part of the consideration for issuance of the EchoStar Exchange Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08      Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS ECHOSTAR EXCHANGE NOTES INDENTURE, THE ECHOSTAR EXCHANGE NOTES AND THE NOTES GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09      No Adverse Interpretation of Other Agreements. This EchoStar Exchange Notes Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this EchoStar Exchange Notes Indenture.

Section 13.10      Successors. All agreements of the Company in this EchoStar Exchange Notes Indenture and the EchoStar Exchange Notes will bind its successors. All agreements of the Trustee and the Collateral Agent in this EchoStar Exchange Notes Indenture will bind its successors. All agreements of each Guarantor in this EchoStar Exchange Notes Indenture will bind its successors, except as otherwise provided in Section 13.10 hereof.

Section 13.11      Severability. In case any provision in this EchoStar Exchange Notes Indenture or in the EchoStar Exchange Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12      Counterpart Originals. The parties may sign any number of copies of this EchoStar Exchange Notes Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this EchoStar Exchange Notes Indenture by. pdf attachment, email or other electronic means shall be effective as delivery of a manually executed counterpart of this EchoStar Exchange Notes Indenture. The exchange of copies of this EchoStar Exchange Notes Indenture and of signature pages by PDF or other electronic transmission shall constitute effective execution and delivery of this EchoStar Exchange Notes Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by PDF or other electronic methods shall be deemed to be their original signatures for all purposes. Unless otherwise provided in this EchoStar Exchange Notes Indenture or in any EchoStar Exchange Note, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this EchoStar Exchange Notes Indenture, any EchoStar Exchange Note or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act.

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Section 13.13      Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this EchoStar Exchange Notes Indenture have been inserted for convenience of reference only, are not to be considered a part of this EchoStar Exchange Notes Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.14      Submission to Jurisdiction.

The Company and each Guarantor hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Southern District in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this EchoStar Exchange Notes Indenture, the Notes Guarantees and the EchoStar Exchange Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

Section 13.15      Waiver of Jury Trial.

EACH OF THE COMPANY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS ECHOSTAR EXCHANGE NOTES INDENTURE, THE ECHOSTAR EXCHANGE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 13.16      Force Majeure.

In no event shall the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, epidemics or pandemics, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee or the Collateral Agent, as the case may be, shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.17      Certain Tax Information.

In order to comply with applicable tax laws, rules and regulations, the Company, upon request of the Trustee, shall use commercially reasonable efforts to share with the Trustee information related to the EchoStar Exchange Notes Indenture it has in its possession, so as to help facilitate the Trustee’s determination as to whether it has tax related obligations under applicable law, and the Company agrees that the Trustee shall be entitled to make a withholding under this EchoStar Exchange Notes Indenture to the extent required by applicable tax law.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have caused this EchoStar Exchange Notes Indenture to be duly executed as of the day and year first above written.

ECHOSTAR CORPORATION
as the Company

By:
Name:
Title:

The Guarantors:
NORTHSTAR SPECTRUM, LLC

By:
Name:
Title:

SNR WIRELESS HOLDCO, LLC

By:
Name:
Title:

DBSD SERVICES LIMITED

By:
Name:
Title:

GAMMA ACQUISITION HOLDCO, L.L.C.

By:
Name:
Title:

NORTHSTAR WIRELESS, L.L.C.

By:
Name:
Title:

SNR WIRELESS LICENSECO, LLC

By:
Name:
Title:

DBSD CORPORATION

By:
Name:
Title:

GAMMA ACQUISITION L.L.C.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:
Name:
Title:

EXHIBIT A
Form of Note

FORM OF NOTE

[Face of Note]

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE; AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE COMPANY AT 9601 SOUTH MERIDIAN BOULEVARD, ENGLEWOOD, COLORADO 80112, ATTENTION: GENERAL COUNSEL.

CUSIP/CINS ____________

6.75% Senior Spectrum Secured Exchange Notes due 2030

No. ___	$____________

ECHOSTAR CORPORATION

promises to pay to ____________________________ or registered assigns the principal sum of __________________________________________________________ dollars on November 30, 2030.

Interest Payment Dates: May 30 and November 30

Record Dates: May 15 and November 15

Dated: November ___, 2024

ECHOSTAR CORPORATION

By:
Name:
Title:

This is one of the EchoStar Exchange Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

By:
Authorized Signatory

A-1

EXHIBIT A
Form of Note

[Back of Note]
6.75% Senior Spectrum Secured Exchange Notes due 2030

[Insert the Global Note Legend, if applicable]

Capitalized terms used herein have the meanings assigned to them in the EchoStar Exchange Notes Indenture referred to below unless otherwise indicated.

1.	Interest. EchoStar Corporation, a Nevada corporation (the “Company”), promises to pay interest on the principal amount of this EchoStar Exchange Note at 6.75% per annum from May 30, 2025, until maturity. Interest for the first four interest payment periods beginning on the Issue Date, shall, at the Company’s option, be paid either by (a) PIK Interest (as defined below); provided that no PIK Interest may be paid for any interest period if the payment of interest on the New Senior Spectrum Secured Convertible Notes or any debt incurred under Sections 4.08(a)(2) and (3) of the EchoStar Exchange Notes Indenture during such period is made in cash, or (b) by paying the interest in cash, in each case at a rate of 6.75% per annum. Interest from and including the fifth interest payment period (which will be payable on May 30, 2027) and thereafter, shall be payable solely in cash at a rate of 6.75% per annum. For each interest period in respect of which the Company elects to pay the interest on the EchoStar Exchange Notes as PIK Interest, such PIK Interest on the EchoStar Exchange Notes will be payable (x) with respect to EchoStar Exchange Notes represented by one or more Global Notes registered in the name of, or held by, DTC or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Notes by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole Dollar) and (y) with respect to EchoStar Exchange Notes represented by certificated notes, by issuing EchoStar Exchange Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable period (rounded up to the nearest whole Dollar) (in each case (x) and (y), a “PIK Interest” and any payment of PIK Interest, a “PIK Payment”), and the Trustee will, at the written direction of the Company, authenticate and deliver such EchoStar Exchange Notes in certificated form for original issuance to the Holders on the relevant record date, as shown by the records of the register of Holders. The Company will pay interest semi-annually in arrears on May 30 and November 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the EchoStar Exchange Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 30, 2025. The Company will pay (a) interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the then applicable interest rate on the EchoStar Exchange Notes to the extent lawful and (b) interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment. The Company will pay interest on the EchoStar Exchange Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the May 15 and November 15, respectively next preceding the applicable Interest Payment Date, even if such EchoStar Exchange Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the EchoStar Exchange Notes Indenture with respect to defaulted interest. The EchoStar Exchange Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium on, all Global Notes and all other EchoStar Exchange Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

A-2

EXHIBIT A
Form of Note

3.	Paying Agent and Registrar. Initially, the Trustee under the EchoStar Exchange Notes Indenture will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4.	Indenture. The Company issued the EchoStar Exchange Notes under the EchoStar Exchange Notes Indenture dated as of November ___, 2024 (the “EchoStar Exchange Notes Indenture”), among the Company, the Guarantors, the Trustee and the Collateral Agent. The terms of the EchoStar Exchange Notes include those stated in the EchoStar Exchange Notes Indenture and those made part of the EchoStar Exchange Notes Indenture by reference to the TIA. The EchoStar Exchange Notes are subject to all such terms, and Holders are referred to the EchoStar Exchange Notes Indenture and the TIA for a statement of such terms. To the extent any provision of this EchoStar Exchange Note conflicts with the express provisions of the EchoStar Exchange Notes Indenture, the provisions of the EchoStar Exchange Notes Indenture shall govern and be controlling. The EchoStar Exchange Notes Indenture does not limit the aggregate principal amount of EchoStar Exchange Notes that may be issued thereunder.

5.	OPTIONAL REDEMPTION.

(a)	Optional Redemption prior to November 30, 2026: At any time prior to November 30, 2026, upon not less than 10 nor more than 60 days’ notice, the Company may redeem all or part of the EchoStar Exchange Notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium and accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest, if any, to the redemption date, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date.

(b)	Optional Redemption on or after November 30, 2026: At any time and from time to time on or after November 30, 2026, the Company may redeem the EchoStar Exchange Notes, in whole or in part, upon not less than 10 and not more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount of EchoStar Exchange Notes to be redeemed) set forth below, together with accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest, to such applicable redemption date, if redeemed during the periods indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Period	Percentage
From and including November 30, 2026 but excluding November 30, 2027	102.000%
From and including November 30, 2027 and thereafter	100.000%

(c)	Optional Redemption upon Asset Sales: Within 45 days following an Asset Sale, the Company may apply the Net Proceeds or the Specified Net Proceeds, as applicable, pursuant to Section 4.09(b)(2) of the EchoStar Exchange Notes Indenture to redeem EchoStar Exchange Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the EchoStar Exchange Notes to be redeemed, plus accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest, if any, up to, but not including, the applicable redemption date, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date.

A-3

EXHIBIT A
Form of Note

(d)	Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the EchoStar Exchange Notes or portions thereof called for redemption on the applicable redemption date.

(e)	[To be used with respect to a Global Note]

[In the case of any partial redemption, unless otherwise required by the law or by the procedures of the Depositary, the EchoStar Exchange Notes to be redeemed will be selected on a pro rata basis.]

[To be used with respect to certificated Notes]

[In the case of any partial redemption, unless otherwise required by law, the EchoStar Exchange Notes to be redeemed will be selected by the Trustee by lot.]

6.	SPECIAL PARTIAL MANDATORY REDEMPTION. If a Special Partial Mandatory Redemption Event occurs, the EchoStar Exchange Notes will be redeemed in an amount (taking into consideration equivalent provisions under the New Senior Spectrum Secured Convertible Notes Indenture and the New Senior Spectrum Secured Notes Indenture), as shall be determined by the Company (the “Special Partial Mandatory Redemption”) and set forth in the notice delivered to the Trustee pursuant to Section 4.18 of the EchoStar Exchange Notes Indenture and in the notice of redemption to be delivered to the Holders of the EchoStar Exchange Notes pursuant to such Section of the EchoStar Exchange Notes Indenture, such that immediately after giving effect to such redemption the LTV Ratio shall not be greater than 0.375 to 1.00 at a price equal to 102% of the aggregate principal amount of the EchoStar Exchange Notes to be redeemed, plus accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest on the principal amount of the EchoStar Exchange Notes to be redeemed to, but not including, the Special Mandatory Redemption Date. The Trustee shall have no obligation to determine whether the amount of the EchoStar Exchange Notes to be redeemed in connection with a Special Partial Mandatory Redemption Event complies with the requirements of Section 3.08 of the EchoStar Exchange Notes Indenture. Other than as explicitly set forth above, the provisions of Article III of the EchoStar Exchange Notes related to redemption of EchoStar Exchange Notes, including deposit of redemption price and relevant notices, shall apply mutatis mutandis to a mandatory redemption of the EchoStar Exchange Notes in accordance with Section 3.08 of the EchoStar Exchange Notes Indenture.

[To be used with respect to a Global Note]

[In the case of any partial redemption (including Special Partial Mandatory Redemption), unless otherwise required by the law or by the procedures of the Depositary, the EchoStar Exchange Notes to be redeemed will be selected on a pro rata basis.]

[To be used with respect to certificated Notes]

[In the case of any partial redemption (including Special Partial Mandatory Redemption), unless otherwise required by law, the EchoStar Exchange Notes to be redeemed will be selected by the Trustee by lot.]

7.	Repurchase at the Option of Holder. Upon the occurrence of a Change of Control Event, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1.00) of that Holder’s EchoStar Exchange Notes at a purchase price in cash equal to 101% of the aggregate principal amount of EchoStar Exchange Notes repurchased plus accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest, if any, on the EchoStar Exchange Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control Event, the Company will send a notice to each Holder describing the transaction or transactions that constitute the Change of Control Event and setting forth the procedures governing the Change of Control Offer as required by the EchoStar Exchange Notes Indenture.

A-4

EXHIBIT A
Form of Note

8.	Notice of Redemption. Notice of redemption will be sent at least 10 days but not more than 60 days before the redemption date to each Holder whose EchoStar Exchange Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the EchoStar Exchange Notes or a satisfaction or discharge of the EchoStar Exchange Notes Indenture. EchoStar Exchange Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1.00, unless all of the EchoStar Exchange Notes held by a Holder are to be redeemed.

9.	Denominations, Transfer, Exchange. The EchoStar Exchange Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1.00 in excess thereof. The transfer of EchoStar Exchange Notes may be registered and EchoStar Exchange Notes may be exchanged as provided in the EchoStar Exchange Notes Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the EchoStar Exchange Notes Indenture. The Company need not exchange or register the transfer of any EchoStar Exchange Note or portion of an EchoStar Exchange Note selected for redemption, except for the unredeemed portion of any EchoStar Exchange Note being redeemed in part. Also, the Company need not exchange or register the transfer of any EchoStar Exchange Notes for a period of 15 days before a selection of EchoStar Exchange Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10.	Persons Deemed Owners. The registered Holder of an EchoStar Exchange Note may be treated as its owner for all purposes.

11.	Amendment, Supplement and Waiver. Subject to certain exceptions, the EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes or the Notes Guarantees or the Security Documents may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the EchoStar Exchange Notes), and any existing Default or Event of Default or compliance with any provision of the EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes or the Notes Guarantees or the Security Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes including Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the EchoStar Exchange Notes). Without the consent of any Holder of an EchoStar Exchange Note, the EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes or the Notes Guarantees or the Security Documents may be amended or supplemented:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated EchoStar Exchange Notes in addition to or in place of certificated EchoStar Exchange Notes;

(3)	to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders in the case of a merger or consolidation or sale of all or substantially all of the Company’s or a Guarantor’s assets, as applicable;

A-5

EXHIBIT A
Form of Note

(4)	to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of this EchoStar Exchange Notes Indenture under the TIA;

(6)	to conform the text of this EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes, the Notes Guarantees or the Security Documents to any provision of the “Description of the EchoStar Exchange Notes” section of the Company’s prospectus filed with the SEC pursuant to Rule 424(b)(3) under the Securities Act on October 10, 2024 to the extent that such provision in such “Description of the EchoStar Exchange Notes” was intended to be a verbatim or substantially verbatim recitation of a provision thereof;

(7)	to enter into additional or supplemental Security Documents or provide for additional Collateral;

(8)	to allow any Guarantor to execute a supplemental indenture;

(9)	to make, complete or confirm any Notes Guarantee or any grant of Collateral permitted or required by the EchoStar Exchange Notes Indenture, any Intercreditor Agreement or any of the Security Documents;

(10)	to release Notes Guarantees or any Collateral when permitted or required by the terms of this EchoStar Exchange Notes Indenture, any Intercreditor Agreement and the Security Documents;

(11)	to evidence and provide for the acceptance and appointment under this EchoStar Exchange Notes Indenture of successor trustees pursuant to the requirements thereof; or

(12)	to secure any Notes Obligations under the Security Documents; or

(13)	to provide for the issuance of PIK Notes and Additional Notes in accordance with the limitations set forth in the EchoStar Exchange Notes Indenture.

12.	Defaults and Remedies. Events of Default include:

(1)	default for 30 days in the payment when due of interest on the EchoStar Exchange Notes;

(2)	default in payment when due (at maturity, upon redemption or otherwise) of principal of, or premium, if any, on the EchoStar Exchange Notes;

(3)	failure by the Company or any of the Guarantors, as applicable, to comply with the provisions of Section 3.08, Section 4.09, Section 4.10, Section 4.14 and Section 4.18;

(4)	failure by the Company or any of the Guarantors, as applicable, for 30 days to comply with the provisions described under Section 4.07 and Section 4.08, or the breach of any representation or warranty, or the making of any untrue statement, in any certificate delivered by the Company pursuant to this EchoStar Exchange Notes Indenture;

(5)	failure by the Company or any of the Guarantors for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the EchoStar Exchange Notes then outstanding voting as a single class to comply with any of the other agreements in this EchoStar Exchange Notes Indenture;

A-6

EXHIBIT A
Form of Note

(6)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any Subsidiary (or the payment of which is guaranteed by the Company or any Subsidiary) (other than Indebtedness of DDBS and/or HSSC), which default:

(A)	is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a “Payment Default”); or

(B)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250.0 million or more; provided that no Default or Event of Default will be deemed to occur with respect to any Indebtedness that is paid or retired (or for which such failure to pay or acceleration is waived or rescinded within 20 Business Days);

(7)	failure by the Company or any of Guarantor to pay final judgments (other than any judgment as to which a nationally recognized insurance company has accepted full liability) aggregating in excess of $250.0 million, which judgments are not being converted on good faith or are not stayed within 60 days after their entry;

(8)	any Notes Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Notes Guarantee;

(9)	the Company or any Significant Subsidiary (other than DDBS and/or HSSC) pursuant to or within the meaning of any Bankruptcy Law:

(A)	commences a voluntary case;

(B)	consents to the entry of an order for relief against it in an involuntary case;

(C)	consents to the appointment of a custodian of it or for all or substantially all of its property; or

(D)	makes a general assignment for the benefit of creditors;

(10)	other than with respect to DDBS and/or HSSC, a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)	is for relief against the Company or of the Guarantors which is a Significant Subsidiary in an involuntary case;

(B)	appoints a custodian of the Company or any of the Guarantors which is a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or

(C)	orders the liquidation of the Company or any of the Guarantors which is a Significant Subsidiary, and, in each case of the foregoing clause (A)-(C), the order or decree remains unstayed and in effect for 60 consecutive days;

(11)	in each case with respect to any Collateral having a fair market value in excess of $250.0 million individually or in the aggregate (without duplication), any of the Security Documents at any time for any reason is declared null and void, or shall cease to be effective in all material respects to give the Collateral Agent the perfected Liens with the priority purported to be created thereby subject to no other Liens (in each case, other than as expressly permitted by this EchoStar Exchange Notes Indenture and the applicable Security Documents or by reason of the termination of this EchoStar Exchange Notes Indenture or the applicable Security Document in accordance with its terms), which declaration or cessation is not rescinded, stayed, or waived by the persons having such authority pursuant to this EchoStar Exchange Notes Indenture or the Security Documents or otherwise cured within 30 days after the Company receives written notice thereof specifying such occurrence from the Trustee or the Holders of at least 25% of the outstanding principal amount of the EchoStar Exchange Notes; and

A-7

EXHIBIT A
Form of Note

(12)	FCC Licenses that form part of the Collateral accounting for more than 10% of the aggregate MHz-POPs of all the FCC Licenses constituting the Collateral are forfeited to the FCC as a result of the Company’s or the Guarantors’ failure to meet their respective buildout milestones with respect to such forfeited FCC Licenses.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or the Guarantor described in Section 6.01(9) or (10) above, all outstanding EchoStar Exchange Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding EchoStar Exchange Notes may declare all the EchoStar Exchange Notes to be due and payable immediately. However, notwithstanding the foregoing, a Default under Sections 6.01(4), (5), (6), (7) or (11) above will not constitute an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding EchoStar Exchange Notes notify the Company of the Default and, with respect to 6.01(4), (5), (6), (7) or (11) such Default is not cured within the time specified in Section 6.01(4), (5), (6), (7) or (11) described above after receipt of such notice Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes by notice to the Trustee may on behalf of the Holders of all of the EchoStar Exchange Notes rescind an acceleration or waive any existing Default or Event of Default and its consequences under the EchoStar Exchange Notes Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the EchoStar Exchange Notes. The Company is required to deliver to the Trustee, in its capacity as trustee of this EchoStar Exchange Notes Indenture, annually a statement regarding compliance with the EchoStar Exchange Notes Indenture, and the Company is required, upon becoming aware of any Default or Event of Default thereunder to deliver to the Trustee a statement specifying such Default or Event of Default.

13.	Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14.	No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the EchoStar Exchange Notes, this EchoStar Exchange Notes Indenture, the Notes Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a note waives and releases all such liability to the extent permitted under applicable law. The waiver and release are part of the consideration for issuance of the EchoStar Exchange Notes.

15.	Authentication. This EchoStar Exchange Note will not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.

16.	Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

A-8

EXHIBIT A
Form of Note

17.	CUSIP/CINS Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and/or CINS numbers to be printed on the EchoStar Exchange Notes, and the Trustee may use CUSIP and CINS numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the EchoStar Exchange Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

18.	Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS ECHOSTAR EXCHANGE NOTES INDENTURE, THE ECHOSTAR EXCHANGE NOTES AND THE NOTES GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the EchoStar Exchange Notes Indenture. Requests may be made to:

[Name of Company]

[Address]

Attention:   _______________

A-9

EXHIBIT A
Form of Note

Assignment Form

To assign this EchoStar Exchange Note, fill in the form below:

(I) or (we) assign and transfer this EchoStar Exchange Note to:
(Insert assignee’s soc. sec. or tax I.D. no.)

(Insert assignee’s legal name)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _____________________________________________________________ to transfer this EchoStar Exchange Note on the books of the Company. The agent may substitute another to act for him.

Date: ____________________

Your Signature:
(Sign exactly as your name appears on the face of this EchoStar Exchange Note)

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-10

EXHIBIT A
Form of Note

Option of Holder to Elect Purchase

If you want to elect to have this EchoStar Exchange Note purchased by the Company pursuant to Section 4.14 of the EchoStar Exchange Notes Indenture, check the box below:

☐ Section 4.14

If you want to elect to have only part of the EchoStar Exchange Note purchased by the Company pursuant to Section 4.14 of the EchoStar Exchange Notes Indenture, state the amount you elect to have purchased:

$_______________

Date: ____________________

Your Signature:
(Sign exactly as your name appears on the face of this EchoStar Exchange Note)

Tax Identification No.:

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-11

EXHIBIT A
Form of Note

Schedule Of Exchanges Of Interests In The Global Note*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a certified note, or exchanges of a part of another Global Note or certified note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount [at maturity] of this Global Note	Amount of increase in Principal Amount [at maturity] of this Global Note	Principal Amount [at maturity] of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	To be included only if EchoStar Exchange Note is issued as a Global Note.

A-12

Exhibit B
Form of Supplemental Indenture

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of _______________, 20__, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of EchoStar Corporation, a Nevada corporation (the “Company”), the Company, the other Guarantors (as defined in the EchoStar Exchange Notes Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”) under the EchoStar Exchange Notes Indenture referred to below.

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee and the Collateral Agent an EchoStar Exchange Notes Indenture dated as of _______________, 20__ (the “EchoStar Exchange Notes Indenture”), providing for the issuance of 6.75% Senior Spectrum Secured Exchange Notes due 2030 (the “EchoStar Exchange Notes”);

WHEREAS, the EchoStar Exchange Notes Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the EchoStar Exchange Notes and the EchoStar Exchange Notes Indenture on the terms and conditions set forth herein (the “Notes Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the EchoStar Exchange Notes Indenture, the Company, the Guaranteeing Subsidiary, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guaranteeing Subsidiary, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.	Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the EchoStar Exchange Notes Indenture.

2.	Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Notes Guarantee and in the EchoStar Exchange Notes Indenture including but not limited to Article X thereof.

3.	No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guarantor under the EchoStar Exchange Notes, any Notes Guarantees, this EchoStar Exchange Notes Indenture, this Supplemental Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting an EchoStar Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the EchoStar Exchange Notes.

4.	NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

B-1

5.	Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.	Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.	The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[Guaranteeing Subsidiary]

By:
Name:
Title:

ECHOSTAR CORPORATION

By:
Name:
Title:

[Existing Guarantors]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee and Collateral Agent

By:
Name:
Title:

B-2

Exhibit C
Form of First Lien Intercreditor Agreement

FORM OF FIRST LIEN INTERCREDITOR AGREEMENT

[attached]

C-1

Exhibit D
Form of First Lien / Second Lien Intercreditor Agreement

FORM OF FIRST LIEN / SECOND LIEN INTERCREDITOR AGREEMENT

[attached]

D-1